The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are part of an effective shelf registration statement filed with the U.S. Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Filed Pursuant to Rule 424(b)(2)
Registration No. 333-285217
SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS SUPPLEMENT DATED NOVEMBER 19, 2025
Prospectus Supplement
(To Prospectus dated February 25, 2025)
$
Baxter International Inc.
$                % Senior Notes due 20
$                % Senior Notes due 20
$                % Senior Notes due 20

We are offering $                aggregate principal amount of                % Senior Notes due 20     (the “20     Notes”), $                aggregate principal amount of                % Senior Notes due 20     (the “20     Notes”) and $     aggregate principal amount of                % Senior Notes due 20          (the “20    Notes” and, together with the 20     Notes and the 20     Notes, the “notes”).
The 20     Notes will accrue interest at a fixed rate equal to     % per annum, the 20     Notes will accrue interest at a fixed rate equal to     % per annum and the 20     Notes will accrue interest at a fixed rate equal to      % per annum. Interest on the 20 Notes is payable semi-annually in arrears on                and                of each year, beginning on                , 2026. Interest on the 20 Notes is payable semi-annually in arrears on                and                of each year, beginning on                , 2026. Interest on the 20 Notes is payable semi-annually in arrears on                and                of each year, beginning on                , 2026. The 20      Notes will mature on                , 20     , the 20      Notes will mature on                , 20    and the 20     Notes will mature on                 , 20          . The interest rates on the notes of any series may be increased if the credit rating applicable to the notes of such series is downgraded, as described under “Description of the Notes—Interest Rate Adjustment.”
We may at our option redeem the notes of any series, at any time, in whole or in part, at the redemption prices described in the section of this prospectus supplement entitled “Description of the Notes — Optional Redemption.” If a change of control triggering event as described in this prospectus supplement occurs, we will be required to offer to purchase the notes from the holders as described in the section of this prospectus supplement entitled “Description of the Notes—Offer to Purchase Upon Change of Control Triggering Event.”
The notes will be our general senior unsecured and unsubordinated obligations and will rank equal in priority with all of our existing and future unsecured and unsubordinated indebtedness and senior in right of payment to any future subordinated indebtedness. The notes will be issued in the minimum denomination of $2,000, and in integral multiples of $1,000 in excess thereof.

Investing in the notes involves risks that are described in the “Risk Factors” section beginning on page S-6 of this prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to Public(1)	Underwriting Discounts	Proceeds to Baxter(2)
Per 20 Note	%	%	%
Total	$	$	$
Per 20 Note	%	%	%
Total	$	$	$
Per 20 Note	%	%	%
Total	$	$	$
__________________
(1)Plus accrued interest from               , 2025, if settlement occurs after that date.
(2)Before estimated expenses in connection with this offering. See “Underwriting.”
Currently, there are no public markets for the notes. We do not intend to list the notes on any securities exchange or to seek approval for quotation through any automated quotation system.
The notes will initially be represented by one or more global notes in registered form (“global notes”) which will be registered in the name of a nominee of, and deposited with, The Depository Trust Company, including Euroclear Bank SA/NV and Clearstream Banking S.A. (“DTC”). The underwriters expect to deliver the notes through the book-entry system of DTC against payment on or about               , 2025.

Joint Book-Running Managers

Citigroup	BofA Securities	J.P. Morgan
The date of this prospectus supplement is               , 2025.

TABLE OF CONTENTS
PROSPECTUS SUPPLEMENT
PROSPECTUS
i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. This prospectus supplement and the information incorporated by reference in this prospectus supplement may add, update or change information contained in the accompanying prospectus. If there is any inconsistency between the information in this prospectus supplement and the information contained in the accompanying prospectus, the information in this prospectus supplement will apply and will supersede any such information in the accompanying prospectus.
Before making a decision to invest in the notes, you should read this entire prospectus supplement, including the section entitled “Risk Factors”, as well as the accompanying prospectus, any free writing prospectus related to this offering and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus that are described in the section entitled “Incorporation of Certain Information by Reference” below.
You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus related to this offering. We have not, and the underwriters have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of the respective dates of this prospectus supplement, the accompanying prospectus or the documents incorporated by reference, as applicable. Our business, financial condition, results of operations and prospects may have changed since those dates.
References in this prospectus supplement and the accompanying prospectus to “$,” “dollars” and “U.S. dollars” are to the currency of the United States.
Unless we have indicated otherwise, or the context otherwise requires, references to “Baxter,” “we,” “us,” “our” and the “Company” in this prospectus supplement and the accompanying prospectus are to Baxter International Inc. and its subsidiaries.
Notice to Prospective Investors in the European Economic Area
PROHIBITION OF SALES TO EEA RETAIL INVESTORS – The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, as amended (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129, as amended (the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
This prospectus supplement has been prepared on the basis that any offer of the notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. Neither this prospectus supplement, nor the accompanying prospectus, nor any other offering or marketing material relating to the notes is a prospectus for the purposes of the Prospectus Regulation.
MiFID II product governance / Professional investors and ECPs only target market – Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a

“distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.
Notice to Prospective Investors in the United Kingdom
UK PRIIPS REGULATION/PROHIBITION OF SALES TO UK RETAIL INVESTORS – The notes are not intended to be offered, sold or otherwise made available, and should not be offered, sold or otherwise made available, to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, “EUWA”); (ii) a customer within the meaning of the provisions of the UK’s Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA (“UK MiFIR”); or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (as amended, the “UK Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
The communication of this prospectus supplement, the accompanying prospectus and any other document or materials relating to the issue of the notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the UK. The communication of such documents and/or materials as a financial promotion is only being made to persons outside the UK and those persons in the UK who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the UK, the notes offered hereby are only available to, and any investment or investment activity to which this prospectus supplement, the accompanying prospectus or any other document or materials relating to the issue of the notes offered hereby relates will be engaged in only with, relevant persons. Any person in the UK that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus or any other document or materials relating to the issue of the notes offered hereby or any of their contents.
This prospectus supplement has been prepared on the basis that any offer of the notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of notes. Neither this prospectus supplement, nor the accompanying prospectus nor any other offering or marketing material relating to the notes is a prospectus for the purposes of the UK Prospectus Regulation or the FSMA.
UK MiFIR product governance / Professional investors and ECPs only target market – Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is only eligible counterparties as defined in the FCA Handbook Conduct of Business Sourcebook (“COBS”), and professional clients, as defined in UK MiFIR; and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the U.S. Securities and Exchange Commission (the “SEC”). Our SEC filings are available to the public from the SEC’s website at http://www.sec.gov. Information about us, including our SEC filings, is also available through our website at http://www.baxter.com. However, information on our website is not a part of or incorporated by reference into this document.
We have filed with the SEC a registration statement on Form S-3ASR relating to the notes offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus are parts of the registration statement and do not contain all of the information in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement and the documents incorporated by reference herein for a copy of that contract or other document. You may review a copy of the registration statement through the SEC's Internet website listed above.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information that we file with it, which means that we are disclosing important business and financial information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement. This prospectus supplement incorporates by reference the documents filed by us listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus supplement until we sell all of the notes that may be offered by this prospectus supplement; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed on February 21, 2025 (our “Annual Report”);
•the portions of our Definitive Proxy Statement on Schedule 14A for the 2025 Annual Meeting of Stockholders, filed on March 25, 2025, which are incorporated by reference into Part III of the Annual Report;
•our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025, filed on May 6, 2025; June 30, 2025, filed on August 5, 2025; and September 30, 2025, filed on November 4, 2025; and
•our Current Reports on Form 8-K filed on January 31, 2025; February 3, 2025 (SEC Accession No. 0001628280-25-003388); February 3, 2025 (Item 5.02 only) (SEC Accession No. 0001193125-25-018871); February 6, 2025; May 8, 2025; June 12, 2025; July 7, 2025; October 21, 2025; and November 12, 2025.
Notwithstanding the foregoing, documents or portions thereof containing information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, are not incorporated by reference into this prospectus supplement. You may also request a copy of those filings, excluding exhibits unless such exhibits are specifically incorporated by reference, at no cost by writing or telephoning us at the following address:
Corporate Secretary
Baxter International Inc.
One Baxter Parkway
Deerfield, Illinois 60015
(224) 948-2000

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. As a result, it is not complete and does not contain all of the information that may be important to you or that you should consider when making an investment decision with respect to the notes. You should read the following summary in conjunction with the more detailed information contained in this prospectus supplement, the accompanying prospectus and the documents we have incorporated by reference before making a decision to invest in the notes.
Baxter International Inc.
Baxter International Inc. (NYSE symbol: BAX), through its subsidiaries, provides a broad portfolio of essential healthcare products, including sterile intravenous (“IV”) solutions; infusion systems and devices; parenteral nutrition therapies; inhaled anesthetics; generic injectable pharmaceuticals; surgical hemostat and sealant products; advanced surgical equipment, smart bed systems; patient monitoring and diagnostic technologies; and respiratory health devices. Our products are used by hospitals, nursing homes, rehabilitation centers, ambulatory surgery centers, doctors’ offices, kidney dialysis centers and patients at home under physician supervision. Our global footprint and the critical nature of our products and services play a key role in expanding access to healthcare in emerging and developed countries. As of December 31, 2024, after giving effect to the sale of our Kidney Care business on January 31, 2025, we manufactured products in over 20 countries and sold them in over 100 countries.
Baxter International Inc. was incorporated under Delaware law in 1931. Our principal executive offices are located at One Baxter Parkway, Deerfield, Illinois 60015, and our telephone number is (224) 948-2000.
For additional information regarding our business, we refer you to our filings with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus. Please read the section in this prospectus supplement entitled “Incorporation of Certain Information by Reference.”
Recent Developments
Concurrent Tender Offers
On November 19, 2025, we commenced tender offers to purchase (i) any-and-all of $750,000,000 aggregate principal amount of our outstanding 2.600% Senior Notes due 2026 (the “2026 Notes”) (the “Concurrent 2026 Notes Tender Offer”) and (ii) up to $300,000,000 aggregate purchase price (“Maximum Cash Spent”) of our outstanding 1.915% Senior Notes due 2027 (the “2027 Notes”), of which $1.45 billion aggregate principal amount is outstanding as of the date of this prospectus supplement (the “Concurrent 2027 Notes Tender Offer” and, together with the Concurrent 2026 Notes Tender Offer, the “Concurrent Tender Offers”). We reserve the right, but are under no obligation, to increase the Maximum Cash Spent at any time, subject to applicable law.
We intend to use the net proceeds from the sale of the notes offered hereby to (i) fund the Concurrent 2026 Notes Tender Offer, (ii) discharge all of the 2026 Notes not purchased by the Concurrent 2026 Notes Tender Offer, (iii) refinance our term loan facility, dated as of September 30, 2021 and amended and restated as of June 11, 2025 (the “Term Loan Facility”) and (iv) fund the Concurrent 2027 Notes Tender Offer ((i)-(iv), together with this offering, the “Refinancing Transactions”). We intend to use any remaining proceeds for general corporate purposes, including the payment of any fees and expenses in connection with the Refinancing Transactions and the Credit Agreement Amendment (as defined below) and the repayment of our other indebtedness. See “Use of Proceeds.” The Concurrent Tender Offers are being made on the terms and subject to the conditions set forth in the Offer to Purchase, including the financing condition described below, dated November 19, 2025 (as may be amended from time to time, the “Offer to Purchase”).
This offering is not contingent on the consummation of the Concurrent Tender Offers. The Concurrent Tender Offers are subject to the satisfaction of certain conditions, including, a financing condition. In order to satisfy the financing condition, (a) with respect to the Concurrent 2026 Notes Tender Offer, we shall have received net proceeds from one or more incurrences of senior unsecured debt by us, which, in our sole discretion, will provide us with an amount of funds that is sufficient to fund the purchase price of all 2026 Notes that would be accepted for payment in Concurrent 2026 Notes Tender Offer, assuming the Concurrent 2026 Notes Tender Offer were fully subscribed and (b) with respect to the Concurrent 2027 Notes Tender Offer, we shall have received net proceeds from one or more incurrences of senior unsecured debt by us, which, in our sole discretion, will provide us with an amount of funds that is sufficient to (i) refinance the Term Loan Facility and (ii) fund the purchase price of all 2026 Notes and all 2027 Notes that would be accepted for payment in the Concurrent Tender Offers, assuming the Concurrent Tender Offers were fully subscribed. We cannot assure you that the Concurrent Tender Offers will be completed on the terms described in this prospectus supplement, or at all. Nothing in this prospectus supplement should be construed as an offer to purchase or a solicitation of an offer to purchase any of our 2026 Notes or 2027 Notes. The Concurrent Tender Offers are being made only upon the terms and conditions set forth in the Offer to Purchase.
Information in this prospectus supplement that is presented after giving effect to the Concurrent Tender Offers assumes (i) the application of the net proceeds from this offering to effect the Concurrent Tender Offers, (ii) that we purchase the 2027 Notes in an aggregate purchase price equal to the Maximum Cash Spent in connection with the Concurrent 2027 Notes Tender Offer and (iii) both Concurrent Tender Offers are fully subscribed. This information has been prepared for illustrative purposes only. However, because the Concurrent Tender Offers are voluntary tender offers and depend on holders of the 2027 Notes tendering their 2027 Notes, we may repurchase less than the Maximum Cash Spent in the Concurrent 2027 Notes Tender Offer. Accordingly, we cannot predict with certainty how much of the net proceeds from this offering will be applied towards consummating the Concurrent Tender Offers.
Discharge of the 2026 Notes
To the extent the Concurrent 2026 Notes Tender Offer is completed but we purchase less than all of the 2026 Notes in the Concurrent 2026 Notes Tender Offer, on or prior to the final settlement date of the Concurrent 2026 Notes Tender Offer we intend to satisfy and discharge our obligations under the 2026 Notes and the 2026 Notes Indenture by depositing with the 2026 Notes Trustee, in trust, solely for the benefit of the holders of the 2026 Notes, U.S. legal tender, U.S. government obligations, or a combination thereof, in such amounts as would be sufficient to pay the principal of, and premium and interest on, the 2026 Notes to the maturity date (collectively, the “2026 Notes Redemption”). Nothing herein constitutes a notice of redemption with respect to any of the 2026 Notes. See “Use of Proceeds” in this prospectus supplement and the section entitled “Description of Debt Securities—Satisfaction and Discharge” in the accompanying prospectus.
Concurrent Amendment to the Revolving Credit Facility
We are currently in the process of negotiating an amendment (the “Credit Agreement Amendment”) to our Amended and Restated Five-Year Credit Agreement, dated as of June 11, 2025, by and among the Company, Baxter Healthcare SA, Baxter World Trade SRL, the banks party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Revolving Credit Facility”). The purpose of the Credit Agreement Amendment is to amend the net leverage ratio covenant to increase the maximum net leverage ratio for the four fiscal quarters ending December 31, 2025, March 31, 2026, June 30, 2026, and September 30, 2026. The closing of the Credit Agreement Amendment is expected to occur prior to or substantially concurrent with the closing of this offering, although there can be no assurances that the Credit Agreement Amendment will be consummated in that time frame, or at all. The closing of this offering is not conditioned upon the closing of the Credit Agreement Amendment.

The Offering
The following is a summary of the notes and is not intended to be complete. It does not contain all of the information that may be important to you. For a more complete understanding of the notes, please refer to the section entitled “Description of the Notes” in this prospectus supplement and the section entitled “Description of Debt Securities” in the accompanying prospectus.

Issuer	Baxter International Inc., a Delaware corporation.

Notes Offered	$ % Senior Notes due 20 (the “20 Notes”) $ % Senior Notes due 20 (the “20 Notes”) $ % Senior Notes due 20 (the “20 Notes” and, together with the “20 Notes” and the “20 Notes”, the “notes”)

Maturity	The 20 Notes will mature on , 20 . The 20 Notes will mature on , 20 . The 20 Notes will mature on , 20 .

Interest	The 20 Notes will accrue interest at the rate of % per annum. The 20 Notes will accrue interest at the rate of % per annum. The 20 Notes will accrue interest at the rate of % per annum.

Interest Payment Dates
Interest on the 20          Notes is payable semi-annually in arrears on          and          of each year, beginning on          , 2026. Interest on the 20          Notes is payable semi-annually in arrears on          and          of each year, beginning on          , 2026. Interest on the 20          Notes is payable semi-annually in arrears on          and          of each year, beginning on          , 2026.

Interest Rate Adjustment
The interest rate payable on each series of the notes may be increased if either Moody’s Investors Service, Inc. (“Moody’s”) or S&P Global Ratings (“S&P”) (or, in each case, a substitute rating agency therefor), downgrades the debt rating applicable to such notes. See “Description of the Notes—Interest Rate Adjustment.”

Ranking
The notes will be our general senior unsecured and unsubordinated obligations and rank equal in priority with all of our existing and future unsecured and unsubordinated indebtedness and senior in right of payment to any future subordinated indebtedness. See “Description of the Notes—Ranking.”

Optional Redemption	We may, at our option, redeem the notes of any series, at any time, in whole or in part, at the redemption prices described in the section of this prospectus supplement entitled “Description of the Notes — Optional Redemption.”

Change of Control Triggering Event	Upon the occurrence of a Change of Control Triggering Event, as defined under “Description of the Notes — Offer to Purchase Upon Change of Control Triggering Event,” with respect to the notes of any series, we will be required to make an offer to repurchase the notes of such series at a price equal to 101% of their aggregate principal amount, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date, subject to the right of holders of record of the notes on the relevant record date to receive interest due on the relevant interest payment date.

Certain Covenants
The indenture governing the notes contains certain covenants that, among other things, limit our ability and the ability of certain of our subsidiaries to create liens on our assets. These covenants are subject to a number of important limitations and exceptions. See “Description of the Notes—Certain Covenants.”

Further Issuances
We reserve the right, from time to time, without the consent of the holders of any series of the notes, to issue additional notes of any such series on terms and conditions substantially identical to those of the notes of such series (except for the issue date and, in some cases, the initial interest payment date), so that such additional notes will increase the aggregate principal amount of, and will be consolidated and form a single series with, the notes of such series and will otherwise have the same terms as the notes of such series; provided that we will not issue such additional notes as part of the same series as a series of the outstanding notes, unless the additional notes are fungible with the outstanding notes of such series for U.S. federal income tax purposes.

Form and Denominations
The notes will be issued in the form of one or more fully registered Global Notes which will be deposited with, or on behalf of, DTC as the depositary, and registered in the name of Cede & Co., DTC’s nominee. For purposes of this prospectus, “Global Note” refers to the Global Note or Global Notes representing an entire series of notes. Beneficial interests in the Global Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the Global Notes through either DTC (in the United States), Clearstream Banking, société anonyme (“Clearstream, Luxembourg”), or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”) (outside of the United States), if they are participants in these systems, or indirectly through organizations which are participants in these systems. Cross-market transfers between persons holding directly or indirectly through DTC participants, on the one hand, and directly or indirectly through Clearstream, Luxembourg or Euroclear participants, on the other hand, will be effected in accordance with DTC rules on behalf of the relevant international clearing system by its U.S. depositary.

Use of Proceeds
We intend to use the net proceeds from the sale of the notes offered hereby to fund the Refinancing Transactions. We intend to use any remaining proceeds for general corporate purposes, including the payment of any fees and expenses in connection with the Refinancing Transactions and the Credit Agreement Amendment and the repayment of our other indebtedness. Certain of the underwriters or their affiliates may be holders of the 2026 Notes and/or the 2027 Notes. In addition, certain affiliates of the underwriters are, among other things, lenders under the Term Loan Facility and the Revolving Credit Facility. As a result, certain of the underwriters or their affiliates may receive a portion of the net proceeds from this offering as a result of the Refinancing Transactions and the Credit Agreement Amendment. See the sections of this prospectus supplement entitled “Underwriting” and “Use of Proceeds.”

Listing	We do not intend to apply for a listing of the notes on any securities exchange or an automated dealer quotation system.

Absence of Public Market	There are currently no established trading markets for the notes. As a result, a liquid market for the notes may not develop.

Trustee, Registrar and Paying Agent	U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association.

Governing Law	The indenture is governed by and the notes will be governed by the laws of the State of New York.

Risk Factors
Before you decide to invest in the notes, you should carefully consider the section entitled “Risk Factors” beginning on page S-6 as well as the risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

RISK FACTORS
Before you decide to invest in the notes, you should carefully consider the following risk factors as well as the risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference in this prospectus supplement and the accompanying prospectus. See the section entitled “Incorporation of Certain Information by Reference” in this prospectus supplement.
The notes will be our obligations and not obligations of our subsidiaries and will be structurally subordinated to the claims of our subsidiaries’ creditors.
The notes will be exclusively our obligations and not obligations of, and will not be guaranteed by, our subsidiaries. We are a holding company and, accordingly, we conduct substantially all of our operations through our subsidiaries. As a result, our cash flow and our ability to service our debt, including the notes, depends upon the earnings and operating capital requirements of our subsidiaries. We depend on the distribution of earnings, loans or other payments by our subsidiaries to us. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the notes or to make any funds available to us for such payment, whether by dividends, distributions, loans or other payments. The ability of our subsidiaries to make any payments to us will depend on our subsidiaries’ earnings, business and tax considerations and any legal restrictions, including the terms of such subsidiaries’ current and future indebtedness.
As a result of our structure, the notes will be structurally subordinated to all existing and future indebtedness, trade payables and other liabilities of our subsidiaries. Our right to receive any assets of any of our subsidiaries upon their liquidation or reorganization, and therefore the right of holders of the notes to participate in those assets, will be subject to the prior claims of our subsidiaries’ creditors, including trade creditors. In addition, even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us.
The indenture governing the notes will not restrict the amount of additional unsecured debt that we may incur or our ability to enter into various transactions that could increase the amount of our outstanding indebtedness, adversely affect our capital structure or credit ratings, or otherwise adversely affect holders of the notes.
The indenture will not and the notes will not place any limitation on the amount of unsecured debt that we may incur. In addition, we will not be restricted under the indenture from paying dividends or issuing or repurchasing our securities.
The indenture will not generally prevent us or our subsidiaries from entering into a variety of acquisition, change of control, refinancing, recapitalization or other highly leveraged transactions. As a result, we could enter into any such transaction even though the transaction could increase the total amount of our outstanding indebtedness, adversely affect our capital structure or credit ratings, or otherwise adversely affect the holders of the notes.
Active trading markets for the notes may not develop and the notes may trade at a discount from their initial offering price.
The notes will be a new issue of securities for which no established trading market currently exists. Active trading markets for the notes of each series may not develop or be maintained. If active trading markets for the notes of each series fail to develop or cannot be sustained, the trading price and liquidity of the notes could be adversely affected.
In addition, subsequent to their initial issuance, the notes may trade at a discount from their initial offering prices, depending upon prevailing interest rates, the market for similar notes, our performance and other factors. The market for the notes may not be free from disruptions that may adversely affect the prices at which you may sell the notes.
The liquidity of any trading market in the notes, and the market prices quoted for the notes, also may be adversely affected by changes in the overall market for these securities and by changes in our financial performance or prospects. In addition, we may determine from time to time in the future to purchase the notes through open market purchases, privately negotiated transactions, tender offers, exchange offers or otherwise, which would create more limited markets for the notes.
We may not be able to generate sufficient cash to service all of our indebtedness, including the notes.
Our ability to make scheduled payments of principal and interest or to satisfy our obligations in respect of our indebtedness or to refinance our indebtedness will depend on our future operating performance. Recent operational challenges, prevailing economic conditions (including interest rates) and financial, business and other factors, many of which are beyond our control, may also affect our ability to meet these obligations. We may not be able to generate sufficient cash flows from operations, or obtain future borrowings in an amount sufficient to enable us to pay our indebtedness, or to fund our other liquidity needs. Additionally, the interest rates on the notes of any series may be increased if the credit rating applicable to the notes of such series is downgraded, as described under “Description of the Notes—Interest Rate Adjustment.” We may need to refinance all or a portion of our indebtedness on or before maturity. We may not be able to refinance any of our indebtedness when needed on commercially reasonable terms or at all.
Our credit ratings are subject to additional change and may not reflect all risks of an investment in the notes.
The credit ratings of the notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, the notes. However, actual or anticipated changes in our credit ratings will generally affect any trading market for, or trading value of, the notes. Agency credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. In November 2025, S&P Global Ratings revised the rating of our long-term senior unsecured debt to BBB- with a stable outlook and Moody’s Investors Service, Inc. revised our rating to Baa3 with a stable outlook. The agencies may further revise their ratings in response to changing macroeconomic conditions or in response to a change in our financial forecasts or liquidity position, including any further delay in our achievement of our target net leverage ratio. The consummation or proposed consummation of various corporate transactions may also cause the agencies to change our credit ratings. These transactions may include, among other things, potential acquisitions of business development targets of various sizes and structures, our entry into a new or replacement credit facility or financing arrangement or the re-pricing or re-negotiation of any business development transaction. Additionally, each agency’s rating should be evaluated independently of any other agency’s rating.
We may not be able to repurchase all of the notes upon a change of control triggering event, which would result in a default under the notes.
We will be required to offer to repurchase the notes upon the occurrence of a change of control triggering event as provided in the indenture. However, we may not have sufficient funds to repurchase the notes in cash at such time. In addition, our ability to repurchase the notes for cash may be limited by law or the terms of other agreements relating to our indebtedness outstanding at the time (including our existing and future credit facilities). The failure to make such repurchase would result in a default under the notes.
Holders of the notes may not be able to determine when a change of control giving rise to their right to have the notes repurchased has occurred upon the occurrence of a change of control triggering event following a sale of “substantially all” of our assets.
The definition of change of control in the indenture governing the notes includes a phrase relating to the sale or disposition of “all or substantially all” of our assets. There is no precise established definition of the phrase “substantially all” under applicable law, and the interpretation of that phrase will likely depend upon particular facts and circumstances. Accordingly, the ability of a holder of notes to require us to repurchase its notes upon the occurrence of a change of control triggering event following a sale of less than all our assets to another person may be uncertain.

We may choose to redeem the notes of any series prior to maturity.
We may redeem the notes of any series, in whole or in part, at any time. See “Description of the Notes—Optional Redemption”. Although, in certain circumstances, the notes contain provisions designed to compensate you for the lost value of your notes if we redeem some or all of the notes prior to maturity, they are only an approximation of this lost value and may not adequately compensate you. Furthermore, depending on prevailing interest rates at the time of any such redemption, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate as high as the interest rate of the notes being redeemed or at an interest rate that would otherwise compensate you for any lost value as a result of any redemption of notes.
An increase in market interest rates could result in a decrease in the market value of the notes.
The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. In general, as market interest rates rise, debt securities bearing interest at fixed rates of interest decline in value. Consequently, if market interest rates increase, the market values of the notes may decline. We cannot predict the future level of market interest rates.
Certain actions in respect of defaults taken under the indenture by beneficial owners with short positions in excess of their interests in the notes will be disregarded.
By acceptance of the notes, each holder agrees, in connection with any notice of default, notice of acceleration or instruction to the trustee to provide a notice of default or notice of acceleration or take any other action (a “Noteholder Direction”), to (i) deliver a written representation to us and the trustee that such holder and any of its affiliates acting in concert with it in connection with its investment in the notes are not (or, in the case such holder is DTC or its nominee, that such holder is being instructed solely by beneficial owners that (together with such affiliates) are not) Net Short (as defined under “Description of the Notes”), which representation, in the case of a Noteholder Direction relating to a notice of default shall be deemed repeated at all times until the resulting default is cured or otherwise ceases to exist or the applicable series of notes is accelerated and (ii) provide us with such other information as we may reasonably request from time to time in order to verify the accuracy of such holder’s representation within five business days of request therefor. Holders of the notes, including holders that have hedged their exposure to the notes in the ordinary course and not for speculative purposes, may not be able to make such representations or provide the requested additional information. These restrictions may impact a holder’s ability to participate in Noteholder Directions.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein include “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. These statements by their nature address matters that are uncertain to different degrees. Use of terms and phrases such as “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “seeks,” “intends,” “evaluates,” “pursues,” “anticipates,” “continues,” “designs,” “impacts,” “affects,” “forecasts,” “target,” “outlook,” “initiative,” “objective,” “designed,” “priorities,” “goal,” or the negative of those words or other similar expressions may identify forward-looking statements that represent our current judgment about possible future events, although not all forward-looking statements contain such words.
These forward-looking statements are based on certain assumptions and analyses made in light of our experience and perception of historical trends, current conditions, and expected future developments as well as other factors that we believe are appropriate in the circumstances. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results. Whether actual future results and developments will conform to expectations and predictions is subject to a number of risks and uncertainties, including the following factors, many of which are beyond our control:
•our ability to achieve the intended benefits of our recent strategic actions, including the sale of our Kidney Care business, business strategy and development activities (including the acquisition of Hill-Rom Holdings, Inc. and completion of related integration activities) and cost saving initiatives, or of future long-term financial improvement goals;
•the impact of global economic conditions (including, among other things, changes in tariffs, taxation, trade policies and treaties, sanctions, embargos, export control restrictions, the potential for a recession, supply chain disruptions, inflation levels and interest rates, financial market volatility, banking crises, the war in Ukraine, the conflict in the Middle East and other geopolitical events (and the potential for escalation of these and other conflicts), the related economic sanctions being imposed globally in response to the conflicts and potential trade wars, global public health crises, pandemics and epidemics, or the anticipation of any of the foregoing, on our operations and our employees, customers, suppliers, and foreign governments in countries in which we operate) and our ability to identify actions to mitigate the impact of those conditions (or to realize the anticipated benefits of any such mitigating actions);
•demand and market acceptance risks for, and competitive pressures (including pricing) related to, new and existing products and services (including customer response to recent Novum LVP field actions and the related voluntary ship and installation hold, which may include additional returns or exchanges), challenges and reputational risks associated with converting customers to new or alternative products and challenges with accurately predicting changing customer preferences and future expenditures and inventory levels (including with respect to the impact of the Novum LVP ship and installation hold and what we believe to be continuing fluid conservation practices) and with being able to monetize new and existing products and services, the impact of those products and services on quality and patient safety concerns, and the need for ongoing training and support for our products and services;
•product development risks, including satisfactory clinical performance and obtaining and maintaining required regulatory approvals (including as a result of evolving regulatory requirements or the withdrawal or resubmission of any pending applications), the ability to manufacture at appropriate scale, and the general unpredictability associated with the product development cycle (which may result in monetary penalties owed to our suppliers in the event we do not place orders at levels contemplated in our contractual arrangements);
•future actions of, or failures to act or delays in acting by FDA, the European Medicines Agency, or any other regulatory body or government authority (including the SEC, DOJ, Health Canada or the Attorney

General of any state), or any product quality or patient safety issues (including those related to our infusion pump category) that could delay, limit or suspend product development, manufacturing, or sale or otherwise lead to product recalls (either voluntary or required by governmental authorities), adverse regulatory site inspection reports, voluntary or official action indicated classifications, labeling changes, launch delays, warning letters, import bans, refusal of a government to grant or the government withdrawal of approvals, clearances, licenses or other marketing authorizations, denial of import certifications, sanctions, seizures, injunctions (including to halt manufacture or distribution), monetary sanctions, criminal or civil liabilities or litigation;
•the continuity, availability, and pricing of acceptable raw materials and component parts, our ability to pass some or all of any increased costs to our customers through price increases or otherwise, and the related continuity of our manufacturing, sterilization, supply and distribution and those of our suppliers;
•failure to accurately forecast or achieve our short-and long-term financial performance and goals, market and category growth rates, growth rates for our segments, customer demand and related impacts on our liquidity (including with respect to increased inventory levels);
•our ability to execute on our capital allocation plans, including our debt repayment plans, the timing and amount of any dividends, share repurchases and divestiture proceeds;
•any future downgrades to our credit ratings or ratings outlooks, or withdrawals by rating agencies from rating us and our indebtedness, and the related impact on our funding costs and liquidity;
•our ability to finance and develop new products or services, or enhancements thereto, on commercially acceptable terms or at all;
•actions by tax authorities in connection with ongoing tax audits (including with respect to transfer pricing matters and the potential issuance of one or more NOPAs), the outcome of pending or future litigation (including as a result of customer or supplier disputes) and the sufficiency of any related reserves;
•fluctuations in foreign exchange and interest rates;
•the impact of any accounting estimates and assumptions, including with respect to goodwill, intangible assets, or other long-lived asset impairments on our operating results;
•failures with respect to our quality, compliance or ethics programs;
•our ability to attract, develop, retain and engage key employees, including as a result of recent organizational or other corporate changes and strategic initiatives and those that may be made in the future, and the occurrence of labor disruptions resulting from labor disagreements under bargaining agreements or national trade union agreements, disputes with works councils or otherwise;
•inability to create additional production capacity in a timely manner or the occurrence of other manufacturing, sterilization, or supply difficulties, including as a result of natural disaster or severe weather event (such as Hurricane Helene), war, terrorism, global public health crises and epidemics/pandemics, regulatory actions, or otherwise;
•future actions of third parties, including third-party payors and our customers and distributors (including group purchasing organizations (GPOs) and integrated delivery networks);
•breaches and breakdowns affecting our information technology systems or protected information, including by cyber-attack, data leakage, unauthorized access or theft, or failures of or vulnerabilities in our information technology systems or products;
•ability to effectively develop, integrate or deploy artificial intelligence, machine learning and other emerging technologies into our products, services and operations in a manner that is compliant with existing and emerging regulations and consistent with evolving customer preferences;

•the impact of physical effects of climate change, severe storms (including Hurricane Helene) and storm-related events;
•changes to legislation and regulation and other governmental pressures in the United States and globally, including the cost of compliance and potential penalties for purported noncompliance thereof, including new or amended laws, rules and regulations as well as the impact of healthcare reform and its implementation, suspension, repeal, replacement, amendment, modification and other similar actions undertaken by the United States or foreign governments, including with respect to pricing, reimbursement, taxation (including taxation of income, whether with respect to current laws, rules and regulations or future tax reform) and rebate policies;
•ability to meet evolving and varied corporate responsibility expectations of our stakeholders, including compliance with emerging and potentially contradictory global sustainability regulations;
•the ability to protect or enforce our patents or other proprietary rights (including trademarks, copyrights, trade secrets, and know-how) or where the patents of third parties prevent or restrict our manufacture, sale, or use of affected products or technology; and
•those factors described in the section of this prospectus supplement entitled “Risk Factors” as well as other factors identified in our other filings with the SEC, including those factors described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference into this prospectus supplement and the accompanying prospectus and is available on our website.
Actual results may differ materially from those projected in the forward-looking statements, which are more fully discussed in Item 1A. Risk Factors and Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2024. These forward-looking statements are not exclusive and are in addition to other factors discussed elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2024. Further, other unknown or unpredictable factors could also have material adverse effects on future results. Any forward-looking statement in this prospectus supplement speaks only as of the date on which it is made. Except as required by law, we assume no obligation, and expressly disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information or future events.

USE OF PROCEEDS
We estimate the net proceeds to us from the sale of the notes will be approximately $          billion, after deducting the underwriting discounts, but before deducting estimated offering expenses payable by us.
We intend to use the net proceeds from the sale of the notes offered hereby to fund the Refinancing Transactions. We intend to use any remaining proceeds for general corporate purposes, including the payment of any fees and expenses in connection with the Refinancing Transactions and the Credit Agreement Amendment and the repayment of our other indebtedness.
As of September 30, 2025, we had $750,000,000 aggregate principal amount of the 2026 Notes outstanding. The 2026 Notes bear interest at a rate of 2.6% per annum and are scheduled to mature on August 15, 2026. As of September 30, 2025, the issuers had approximately $1,450,000,000 aggregate principal amount of the 2027 Notes outstanding. The 2027 Notes bear interest at a rate of 1.915% per annum and are scheduled to mature on February 1, 2027. As of September 30, 2025, we had $645,000,000 aggregate principal amount outstanding under the Term Loan Facility, which matures in 2027.
Certain of the underwriters or their affiliates may be holders of the 2026 Notes and/or the 2027 Notes. In addition, certain affiliates of the underwriters are, among other things, lenders under the Term Loan Facility and the Revolving Credit Facility. As a result, certain of the underwriters or their affiliates may receive a portion of the net proceeds from this offering as a result of the Refinancing Transactions and the Credit Agreement Amendment. See “Underwriting.”
Nothing contained herein constitutes an offer to purchase or solicitation to sell any of the 2026 Notes or the 2027 Notes or a notice of redemption with respect to any of the 2026 Notes. This offering is not conditioned upon the completion of the Concurrent Tender Offers, or a certain amount of the 2026 Notes or 2027 Notes tendered thereunder. See “Summary—Recent Developments—Concurrent Tender Offers.”

CAPITALIZATION
The following table presents our consolidated cash position and consolidated capitalization as of September 30, 2025: (1) on an actual basis and (2) as adjusted after giving effect to the Refinancing Transactions, as described under “Use of Proceeds”. For more information regarding our outstanding senior indebtedness, including maturity and applicable interest rates, see note 9 to our consolidated financial statements for the year ended December 31, 2024 in our Annual Report on Form 10-K for the year ended December 31, 2024 and our unaudited condensed consolidated financial statements in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. This table is derived from and should be read in conjunction with our unaudited condensed consolidated financial statements in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025. See “Incorporation of Certain Information by Reference”.

	As of September 30, 2025(1)
	Actual	As Adjusted(2)
	(in millions)
Cash and cash equivalents	$1,726	$
Short-term debt	$4	$
Current maturities of long-term debt and finance lease obligations	751
Long-term debt and finance lease obligations:
	$	$
U.S. dollar-denominated term loan credit facility	644
7.65% debentures due 2027	5
1.915% notes due 2027	1,448
6.625% debentures due 2028	94
2.272% notes due 2028	1,246
1.3% notes due 2029	878
3.95% notes due 2030	497
1.73% notes due 2031	647
2.539% notes due 2032	1,542
6.25% notes due 2037	266
3.65% notes due 2042	6
4.5% notes due 2043	256
3.5% notes due 2046	442
3.132% notes due 2051	743
% notes due 20 offered hereby	—
% notes due 20 offered hereby	—
% notes due 20 offered hereby	—
Finance Leases	33
Total long-term debt, less current portion	8,747
Total Baxter stockholders’ equity	7,241
Total capitalization	$16,739	$
__________________
(1)    Book values include any discounts, premiums and adjustments related to hedging instruments.
(2)     On November 19, 2025, we commenced the Concurrent Tender Offers. As adjusted amounts assume that all of the net proceeds from this offering are used to refinance the Term Loan Facility and repurchase $750,000,000 aggregate principal amount of the 2026 Notes tendered in the Concurrent 2026 Notes Tender Offer, and $300,000,000 aggregate principal amount of the 2027 Notes tendered in the Concurrent 2027 Notes Tender Offer, in each case including accrued interest and premium associated with the Concurrent Tender Offers. As adjusted amount assumes that the Maximum Cash Spent is accepted for purchase in the Concurrent 2027 Notes Tender Offer. See “Summary—Recent Developments—Concurrent Tender Offers” and “Use of Proceeds.”

DESCRIPTION OF THE NOTES
The following description is a summary of the terms of the notes being offered by this prospectus supplement and supplements the description of the general terms and provisions of the debt securities contained in the accompanying prospectus and, to the extent it is inconsistent, replaces the description in the accompanying prospectus. The descriptions in this prospectus supplement and the accompanying prospectus contain a description of certain terms of the notes and the indenture under which the notes will be issued, but do not purport to be complete. The descriptions are qualified in their entirety by reference to the indenture, dated as of July 29, 2021, between us and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee, and a first supplemental indenture to be entered into between us and the trustee. A copy of the indenture is filed with the SEC and is incorporated by reference as an exhibit to the registration statement relating to this prospectus supplement and the accompanying prospectus and you should refer to the indenture, as so amended and supplemented, for provisions that may be important to you.
For purposes of this section, references to “Baxter,” “we,” “us” and “our” refer only to Baxter International Inc. and not to any of its subsidiaries.
General
We will issue the notes under the indenture, dated as of July 29, 2021, between us and U.S. Bank Trust Company, National Association, successor in interest to U.S. Bank National Association, as trustee, and to be amended and supplemented by a first supplemental indenture to be entered into between us and the trustee (as so amended and supplemented, the “indenture”). The indenture has been qualified as an indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The terms of the indenture are those provided in the indenture and those made a part of the indenture by the Trust Indenture Act. The notes will constitute debt securities under the indenture as described in the accompanying prospectus. In addition to the notes, we may issue, from time to time, other series of debt securities under the indenture. Such other series will be separate from and independent of the notes.
We will initially issue $               aggregate principal amount of fixed rate notes that will mature on     , 20     (the “20     Notes”), $               aggregate principal amount of fixed rate notes that will mature on     , 20     (the “20     Notes”) and $     aggregate principal amount of fixed rate notes that will mature on , 20     (the “20     Notes” and, together with the 20 Notes and the 20 Notes, the “notes”). We will make each interest payment to the holders in whose names the notes are registered at the close of business on the date that is (i) in the case of notes represented by a global note held by DTC, the close of business on the business day immediately prior to the relevant interest payment date and (ii) in all other cases, 15 calendar days prior to the relevant interest payment date (whether or not a business day) (for the purposes of clauses (i) and (ii), such day, the “Record Date”). Interest on the notes will accrue from               , 2025.
We may, from time to time, without the consent of the holders of any series of the notes, issue additional notes of any such series on terms and conditions substantially identical to those of the notes of such series (except for the issue date and, in some cases, the initial interest payment date), so that such additional notes will increase the aggregate principal amount of, and will be consolidated and form a single series with, the notes of such series and will otherwise have the same terms as the notes of such series; provided that we will not issue such additional notes as part of the same series as a series of the outstanding notes, unless the additional notes are fungible with the outstanding notes of such series for U.S. federal income tax purposes.
Each series of notes will be issued in the form of one or more global notes registered in the name of the nominee of The Depository Trust Company (which Baxter may refer to along with its successors in such capacity as the depositary) (“DTC”). The notes will only be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
With certain exceptions and pursuant to certain requirements set forth in the indenture, we may discharge our obligations under the indenture with respect to the notes as described in the sections entitled “Description of Debt Securities—Satisfaction and Discharge” and “Description of Debt Securities—Defeasance and Covenant Defeasance” in the accompanying prospectus.

The notes will not be subject to a sinking fund provision.
Interest on the Notes
The 20     Notes will accrue interest at a rate of           % per annum, the 20     Notes will accrue interest at a rate of     % per annum and the 20     Notes will accrue interest at a rate of     % per annum. Interest on the 20     Notes will be payable semi-annually in arrears on          and          of each year, beginning on          , 2026. Interest on the 20     Notes will be payable semi-annually in arrears on          and          of each year, beginning on          , 2026. Interest on the 20      Notes will be payable semi-annually in arrears on          and          of each year, beginning on      , 2026. Interest on each series of the notes will be subject to adjustments as described below under “—Interest Rate Adjustment”.
Interest on each series of the notes will be calculated on the basis of a 360-day year of twelve 30-day months. If any interest payment date falls on a day that is not a business day, payment will be made on the next succeeding business day, and no interest will accrue for the period from and after the interest payment date to the next succeeding business day. As used in this prospectus supplement, the term “business day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York are authorized or obligated by or pursuant to law, regulation or executive order to close.
Interest Rate Adjustment
The interest rate payable on each series of Notes will be subject to adjustment from time to time if either Moody’s or S&P downgrades (or subsequently upgrades) the debt rating applicable to the Notes of a series (a “rating”) or, if either Moody’s or S&P ceases to rate the Notes of that series or fails to make a rating of the Notes of that series publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act selected by us as a replacement agency for Moody’s or S&P (a “substitute rating agency”), downgrades (or subsequently upgrades), or discontinues, a rating of the Notes of that series as set forth below.
If the rating from Moody’s (or a substitute rating agency therefor) applicable to the Notes of a series is decreased to a rating set forth in the immediately following table (or the equivalent rating, in the case of any substitute rating agency), the interest rate on the Notes of such series will increase from those set forth on the cover page of this prospectus supplement by the percentage set forth in the following table opposite that rating:

Rating	Percentage
Ba1	25 basis points
Ba2	50 basis points
Ba3	75 basis points
B1 or below	100 basis points
If the rating from S&P (or a substitute rating agency therefor) applicable to the Notes of a series is decreased to a rating set forth in the immediately following table (or the equivalent rating, in the case of any substitute rating agency), the interest rate on the Notes of such series will increase from those set forth on the cover page of the prospectus supplement by the percentage set forth in the following table opposite that rating:

Rating	Percentage
BB+	25 basis points
BB	50 basis points
BB-	75 basis points
B+ or below	100 basis points

If Moody’s or S&P (or, in either case, a substitute rating agency therefor) subsequently increases its rating applicable to the Notes of a series to any of the threshold ratings set forth above, the interest rate on the Notes of such series will be decreased such that the interest rate for the Notes of such series equals the applicable interest rate set forth on the cover page of this prospectus supplement plus the percentage set forth opposite the ratings from the tables above in effect immediately following the increase. Each adjustment required by any decrease or increase in a rating set forth above, whether occasioned by the action of Moody’s or S&P (or, in either case, a substitute rating agency therefor), shall be made independent of any and all other adjustments. In no event shall (1) the interest rate for any series of the Notes be reduced to below the interest rate set forth for such series of Notes on the cover page of this prospectus supplement or (2) the total increase in the interest rate on any series of the Notes exceed 2.00% above the interest rate set forth for such series on the cover page of this prospectus supplement. If Moody’s (or a substitute rating agency therefor) increases its rating applicable to the Notes of such series to Baa2 or higher and S&P (or a substitute rating agency therefor) increases its rating applicable to the Notes of such series to BBB or higher (or one of these ratings if the Notes are only rated by one rating agency), the interest rate on such series of Notes will remain at, or be decreased to, as the case may be, the interest rate for such series of the Notes set forth on the cover page of this prospectus supplement (and if one such upgrade occurs and the other does not, the interest rate on the Notes of such series will be decreased so that it does not reflect any increase attributable to the upgrading ratings agency), and no subsequent downgrades in a rating shall result in an adjustment of the interest rates on the Notes of such series as provided herein.
If at any time Moody’s or S&P (or, in either case, a substitute rating agency therefor) ceases to provide a rating of the Notes of a series for reasons outside of our control, we will use our commercially reasonable efforts to obtain a rating of such series of Notes from a substitute ratings agency, to the extent one exists, and if a substitute ratings agency exists, for purposes of determining any increase or decrease in the interest rate on the Notes of a series pursuant to the tables above (1) such substitute ratings agency will be substituted for the ratings agency which has since ceased to provide such rating, (2) the relative rating scale used by such substitute ratings agency to assign ratings to senior unsecured debt will be determined in good faith by an independent investment banking institution of national standing appointed by us and, for purposes of determining the applicable ratings included in the applicable table above with respect to such substitute ratings agency, such ratings will be deemed to be the equivalent ratings used by the ratings agency which has since ceased to provide such rating in such table and (3) the interest rate on the Notes of such series will increase or decrease, as the case may be, such that the interest rate equals the interest rate payable on the Notes of such series on the date of their initial issuance plus the appropriate percentage, if any, set forth opposite the rating from such substitute ratings agency in the applicable table above (taking into account the provisions of clause (2) above), plus any applicable percentage resulting from a decreased rating by the other ratings agency.
If either Moody’s or S&P (or, in either case, a substitute rating agency therefor) ceases to provide a rating of the Notes of a series and we have not replaced such rating agency with a substitute rating agency in accordance with the previous paragraph, the interest rate on the Notes of such series will increase or decrease, as the case may be, such that the interest rate equals the interest rate payable on the Notes of such series on the date of their initial issuance plus twice any applicable percentage resulting from a decreased rating by the other ratings agency. Any subsequent increase or decrease in the interest rates of the Notes necessitated by a reduction or increase in the rating by the agency continuing to provide the rating shall be twice the percentage set forth in the applicable table above; provided, that the total increase in the interest rate on any series of the Notes shall not exceed 2.00% above the interest rate set forth for such series on the cover page of this prospectus supplement. No adjustments in the interest rates of the Notes shall be made solely as a result of either Moody’s or S&P (or, in either case, a substitute rating agency therefor) ceasing to provide a rating of the Notes of a series. If both Moody’s and S&P (or, in either case, a substitute rating agency therefor) cease to provide a rating, and no substitute rating agency has provided a rating, the interest rates on the Notes of such series will increase to, or remain at, as the case may be, 2.00% above the applicable interest rate set forth on the cover page of this prospectus supplement.
Any interest rate increase or decrease, as described above, will take effect from the first day of the interest period commencing after the date on which a rating change occurs that requires an adjustment in the interest rates. If Moody’s or S&P (or, in either case, a substitute rating agency therefor) changes its rating of the Notes of a series more than once during any particular interest period, the last change by such agency during such interest period will control for purposes of any interest rate increase or decrease with respect to the Notes of such series described above relating to such rating agency’s action.
Ranking
The notes are our direct, unsecured and unsubordinated obligations and will rank equal in priority of payment with all of our other existing and future unsecured and unsubordinated indebtedness, and senior in right of payment to any future subordinated indebtedness. At September 30, 2025, we had approximately $9.5 billion of senior unsecured indebtedness outstanding. In addition to the notes, we may issue other series of debt securities under the indenture. There is no limit on the total aggregate principal amount of debt securities that we can issue under the indenture.
A substantial portion of our assets is owned through our subsidiaries, many of which have significant debt or other liabilities of their own which will be structurally senior to the notes. None of our subsidiaries will guarantee or have any obligations with respect to the notes. The notes will be structurally subordinated to all indebtedness and other liabilities, including trade payables, of our subsidiaries. Therefore, our rights and the rights of our creditors, including holders of the notes, to participate in the assets of any subsidiary upon any such subsidiary’s liquidation may be subject to the prior claims of the subsidiary’s other creditors. See “Risk Factors” above and the section entitled “Description of Debt Securities—Ranking” in the accompanying prospectus.
Although we will be required to comply with the covenant described below under the caption “—Certain Covenants—Restrictions on the creation of secured debt” with respect to the notes, we will have the ability to incur substantial amounts of debt and the indenture will not limit the ability of our subsidiaries to incur an unlimited amount of debt, including secured debt. The indenture will not limit the amount of liabilities that are not considered debt that may be incurred by us or our subsidiaries.
Optional Redemption
Prior to               (                months prior to their maturity date) for the 20 Notes, prior to                (                months prior to their maturity date) for the 20 Notes and prior to                (               months prior to their maturity date) for the 20     Notes (each such date, a “Par Call Date”), the Company may redeem the relevant series of notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus      basis points, in the case of the 20     Notes,       basis points, in the case of the 20     Notes and      basis points, in the case of the 20     Notes, in each case, less (b) interest accrued to the date of redemption, and
(2)100% of the principal amount of the relevant series of notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.
On or after the applicable Par Call Date, the Company may redeem the notes of the relevant series, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to the redemption date.
“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.
The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on such Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from such Par Call Date, one with a maturity date preceding such Par Call Date and one with a maturity date following such Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding such Par Call Date. If there are two or more United States Treasury securities maturing on such Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed, except that notice may be given more than 60 days prior to the date fixed for redemption if the notice is issued in connection with a defeasance, covenant defeasance or satisfaction and discharge.
Notice of any redemption may, in our discretion, be given subject to the satisfaction of one or more conditions precedent. In that case, such notice shall describe each such condition, and such notice may be rescinded in the event that any or all of such conditions shall not have been satisfied or waived by us by the relevant redemption date.
In the case of a partial redemption, selection of the notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.
Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

Offer to Purchase Upon Change of Control Triggering Event
If a Change of Control Triggering Event occurs with respect to the notes of any series, other than with respect to the notes of such series for which we have exercised our option to redeem as described above, we will be required to make an offer (the “Change of Control Offer”) to each holder of the notes of such series to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s notes of such series on the terms set forth in such notes. In the Change of Control Offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of notes of the applicable series to be repurchased, plus accrued and unpaid interest, if any, on the notes to be repurchased to, but excluding, the repurchase date (the “Change of Control Payment”), subject to the right of holders of record of the notes on the relevant Record Date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control Triggering Event or, at our option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice will be mailed (or with respect to Global Notes, to the extent permitted or required by applicable DTC procedures, sent electronically) to holders of the applicable notes to and through DTC for communication by them to the holders of interests in such notes, with a copy to the trustee describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase such notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is given (the “Change of Control Payment Date”). The notice will, if given prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.
On the Change of Control Payment Date, we will, to the extent lawful:
•accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;
•deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and
•deliver or cause to be delivered to the trustee such notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being repurchased.
We will not be required to comply with the obligations relating to repurchasing the notes if a third party instead satisfies them. In addition, we will not repurchase any notes if there has occurred and is continuing on the Change of Control Payment Date an event of default under the indenture with respect to such notes, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.
In addition, if holders of not less than 90% in aggregate principal amount of the notes of the applicable series then outstanding validly tender and do not withdraw such notes in a Change of Control Offer and we, or any third party making such an offer in lieu of us as described above, purchase all of such notes properly tendered and not withdrawn by such holders, we or such third party will have the right, upon not less than 10 days’ nor more than 60 days’ prior notice (provided that such notice is given not more than 60 days following such repurchase pursuant to the change of control offer described above) to redeem all such notes that remain outstanding following such tender offer on a date specified in such notice (the “Second Change of Control Payment Date”) and at a price in cash equal to 101% of the aggregate principal amount of the notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased to, but excluding, the Second Change of Control Payment Date.
We will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations applicable to the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the change of control offer provisions of the notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the change of control offer provisions of the notes by virtue of any such conflict.
If a Change of Control Offer is made, there can be no assurance that we will have available funds sufficient to make the Change of Control Payment for all of the notes that may be tendered for repurchase. See “Risk Factors—

We may not be able to repurchase all of the notes upon a change of control triggering event, which would result in a default under the notes.”
For purposes of the change of control offer provisions of the notes, the following terms will be applicable:
“Change of Control” means the occurrence of any of the following: (1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than us or one of our subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and l3d-5 under the Exchange Act), directly or indirectly, of more than 50% of our Voting Stock or other Voting Stock into which our Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares, (2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries, taken as a whole, to one or more “persons” (as that term is defined in the indenture), other than us or one of our subsidiaries or (3) the adoption of a plan relating to our liquidation or dissolution. Notwithstanding the foregoing, a transaction will not be deemed to be a Change of Control if (1) we become a direct or indirect wholly-owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (B) immediately following that transaction no “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.
“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.
“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies.
“Moody’s” means Moody’s Investors Service, Inc.
“Rating Agencies” means (1) each of Moody’s and S&P, and (2) if either Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by us (as certified by a resolution of our board of directors) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.
“Rating Event” means, with respect to any series of the notes, the rating on such notes is lowered by each of the Rating Agencies and such notes are rated below an Investment Grade Rating by each of the Rating Agencies on any day within the 60-day period (which 60-day period will be extended so long as the rating of such notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies but no longer than 180 days) after the earlier of (1) the occurrence of a Change of Control and (2) public notice of our intention to effect a Change of Control; provided, however, that a Rating Event with respect to any series of notes otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in rating with respect to any series of notes to which this definition would otherwise apply do not announce or publicly confirm to us in writing at our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Event).
“S&P” means S&P Global Ratings, a division of S&P Global, Inc.
“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act), as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition, in one or a series of related transactions, of “all or substantially all” of our assets and the assets of our subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of such phrase under applicable law. Accordingly, the ability of a holder of the notes to require us to repurchase that holder’s notes as a result of the sale, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries, taken as a whole, to one or more persons may be uncertain.
Our obligation to purchase the notes following a Change of Control Triggering Event is subject to the provisions described in the accompanying prospectus described in the section entitled “Description of Debt Securities—Defeasance and Covenant Defeasance.”
Certain Covenants
Restrictions on the creation of secured debt. Baxter will not, and will not cause or permit any restricted subsidiary to, create, incur, assume or guarantee any indebtedness that is secured by a security interest in any principal facilities of Baxter or any restricted subsidiary or in shares of stock owned directly or indirectly by Baxter in any restricted subsidiary or in indebtedness for money borrowed by one of its restricted subsidiaries from Baxter or another of the restricted subsidiaries (“secured debt”) unless the notes then outstanding and any other indebtedness of or guaranteed by Baxter or such restricted subsidiary then entitled to be so secured is secured equally and ratably with or prior to any and all other obligations and indebtedness thereby secured, with exceptions as listed in the indenture. These restrictions do not apply to indebtedness secured by:
•any security interest on any property which is a parcel of real property at a manufacturing plant, a warehouse or an office building and which is acquired, constructed, developed or improved by Baxter or a restricted subsidiary, which security interest secures or provides for the payment of all or any part of the acquisition cost of the property or the cost of the construction, development or improvement of the property and which security interest is created prior to, at the same time as, or within 120 days after (i) in the case of the acquisition of property, the completion of the acquisition of the property and (ii) in the case of construction, development or improvement of property, the later to occur of the completion of such construction, development or improvement or the commencement of operation, use or commercial production of the property;
•any security interest on property existing at the time of the acquisition of such property by Baxter or a restricted subsidiary which security interest secures obligations assumed by Baxter or a restricted subsidiary;
•any security interest arising from conditional sales agreements or title retention agreements with respect to property acquired by Baxter or any restricted subsidiary;
•security interests existing on the property or on the outstanding shares or indebtedness of a corporation or firm at the time the corporation or firm becomes a restricted subsidiary or is merged or consolidated with Baxter or a restricted subsidiary or at the time the corporation or firm sells, leases or otherwise disposes of its property as an entirety or substantially as an entirety to Baxter or a restricted subsidiary;
•security interests securing indebtedness of a restricted subsidiary to Baxter or to another restricted subsidiary;
•mechanics’ and other statutory liens arising in the ordinary course of business in respect of obligations which are not due or which are being contested in good faith;
•security interests arising by reason of deposit with, or the giving of any form of security to, any governmental agency which is required by law as a condition to the transaction of any business;

•security interests for taxes, assessments or governmental charges or levies not yet delinquent or security interests for taxes, assessments or governmental charges or levies already delinquent but which are being contested in good faith;
•security interests arising in connection with legal proceedings, including judgment liens, so long as the proceedings are being contested in good faith and, in the case of judgment liens, the execution has been stayed;
•landlords’ liens on fixtures located on premises leased by Baxter or a restricted subsidiary in the ordinary course of business;
•security interests arising in connection with contracts and subcontracts with or made at the request of the United States, any state thereof, or any department, agency or instrumentality of the United States or any state thereof;
•security interests that secure an obligation issued by the United States or any state, territory or possession of the United States or any of their political subdivisions or the District of Columbia, in connection with the financing of the cost of construction or acquisition of a principal facility or a part of a principal facility;
•security interests by reason of deposits to qualify Baxter or a restricted subsidiary to conduct business, to maintain self-insurance, or to obtain the benefits of, or comply with, laws;
•the extension of any security interest existing on the date of the indenture on a principal facility to additions, extensions or improvements to the principal facility and not as a result of borrowing money or the securing of indebtedness incurred after the date of the indenture; or
•any extension, renewal or refunding, or successive extensions, renewals or refundings, in whole or in part of any secured debt secured by any security interest listed above, provided that the principal amount of the secured debt secured thereby does not exceed the principal amount outstanding immediately prior to the extension, renewal or refunding and that the security interest securing the secured debt is limited to the property which, immediately prior to the extension, renewal or refunding, secured the secured debt and additions to the property.
For purposes of the indenture, “principal facilities” are any manufacturing plants, warehouses, office buildings and parcels of real property owned by Baxter or any restricted subsidiary, provided each such facility has a gross book value, without deduction for any depreciation reserves, in excess of 2% of Baxter’s consolidated net tangible assets other than any facility that is determined by Baxter’s board of directors to not be of material importance to the business conducted by Baxter and its subsidiaries taken as a whole. For purposes of the indenture, “consolidated net tangible assets” are the total amount of assets that would be included on Baxter’s consolidated balance sheet under U.S. generally accepted accounting principles after deducting all short-term liabilities and liability items, except for indebtedness payable more than one year from the date of incurrence and all goodwill, trade names, trademarks, patents, unamortized debt discount and unamortized expense incurred in the issuance of debt and other like intangibles, except for prepaid royalties.
Notwithstanding the limitations on secured debt described above, Baxter and any restricted subsidiary may create, incur, assume or guarantee secured debt, without equally and ratably securing the notes; provided that the sum of such secured debt and all other secured debt entered into after the date of the indenture, other than secured debt permitted as described in the bullet points above, does not exceed 15% of Baxter’s consolidated net tangible assets.
For purposes of the indenture, a “restricted subsidiary” is any corporation in which Baxter owns voting securities entitling it to elect a majority of the directors and which is either designated as a restricted subsidiary in accordance with the indenture or:
•existed as such on the date of the indenture or is the successor to, or owns, any equity interest in, a corporation which so existed;

•has its principal business and assets in the United States;
•the business of which is other than the obtaining of financing in capital markets outside the United States or the financing of the acquisition or disposition of real or personal property or dealing in real property for residential or office building purposes; and
•does not have assets substantially all of which consist of securities of one or more corporations which are not restricted subsidiaries.
Restrictions on Mergers, Consolidations and Transfers of Assets. Baxter will not consolidate with or merge into or sell, transfer or lease all or substantially all of its properties and assets to another person unless:
•in the case of a merger, Baxter is the surviving entity, or
•the person into which Baxter is merged or which acquires all or substantially all of the properties and assets of Baxter expressly assumes the payment of principal of, and premium, if any, and interest on the notes and Baxter’s other obligations under the indenture.
Upon a consolidation, merger or transfer, the successor entity will be substituted for Baxter under the indenture. The successor entity may then exercise all of the powers and rights of Baxter under the indenture, and Baxter will be released from all of its obligations and covenants under the notes and the indenture. If Baxter leases all or substantially all of its assets, the lessee entity will be the successor and may exercise all of the respective powers and rights under the indenture, but Baxter will not be released from its obligations and covenants under the notes and the indenture.
Events of Default
Each of the following will be an event of default under the indenture with respect to any series of the notes:
•our failure to pay interest on any of the notes of such series when due, and continuance of the default for a period of 30 days;
•our failure to pay principal or premium, if any, on such series of notes when due, whether at maturity or otherwise;
•default in the deposit of any sinking fund payment or payment under any analogous provision when due with respect to any of the notes of such series;
•our failure to perform, or our breach, of any covenant or warranty in the indenture in respect of such series of notes, other than a covenant or warranty included in the indenture solely for the benefit of another series of notes, and continuance of that failure or breach, without that failure or breach having been cured or waived, for a period of 90 days after the trustee gives notice to us or, in the case of notice by the holders, the holders of not less than 25% in aggregate principal amount of the outstanding notes of such series give notice to us and the trustee, specifying the default or breach; or
•specified events involving our bankruptcy, insolvency or reorganization.
Notwithstanding anything to the contrary in the indenture, with respect to any default or event of default, the words “exists”, “is continuing” or similar expressions with respect thereto shall mean that the default or event of default has occurred and has not yet been cured or waived; provided that any court of competent jurisdiction may (x) extend or stay any grace period prior to when any actual or alleged default becomes an actual or alleged event of default or (y) stay the exercise of remedies by the trustee upon the occurrence of an actual or alleged event of default, in each case, in accordance with the requirements of applicable law. If any default or event of default occurs due to (i) our failure to take any action by a specified time, such default or event of default shall be deemed to have been cured at the time, if any, that we take such action or (ii) our taking of any action that is not then permitted by the terms of the indenture, such default or event of default shall be deemed to be cured on the earlier to occur of (x) the date on which such action would be permitted at such time to be taken under the indenture, including pursuant to an applicable amendment or waiver permitting such action, or otherwise and (y) the date on which such action is unwound or otherwise modified to the extent necessary for such revised action to be permitted at such time by the indenture (including after giving effect to any amendments or waivers).
The indenture provides that, within 90 days after the occurrence of any default with respect to the notes of which the trustee has actual knowledge, the trustee will send, at our expense, to all holders of the notes notice of the default, unless the default has been cured or waived. However, the indenture provides that the trustee may withhold notice of a default with respect to the notes, except a default in payment of principal, premium, if any, or interest, if any, if the trustee considers it in the best interest of the holders to do so. In the case of a default in the performance, or breach, of any covenant or warranty in the indenture or in respect the notes, no notice will be given until at least 30 days after the occurrence of the default or breach. As used in this paragraph, the term “default” means any event which is, or after notice or lapse of time or both would become, an event of default with respect to the notes.
If an event of default, other than an event of default relating to events of bankruptcy, insolvency or reorganization, with respect to the notes occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes may declare the principal of, and accrued and unpaid interest, if any, on, the notes to be due and payable immediately. In addition, if an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs then the principal of, and accrued and unpaid interest, if any, on, all the notes will automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of the notes. However, upon specified conditions, the holders of a majority in aggregate principal amount of the outstanding notes may rescind and annul an acceleration of the notes and its consequences.
A notice of event of default may not be given with respect to any action taken, and reported publicly or to holders, more than two years prior to such notice of event or default. Any notice of event of default, notice of acceleration or instruction to the trustee to provide a notice of event of default, notice of acceleration or to take any other action (a “Noteholder Direction”) provided by any one or more holders of the notes (other than a Regulated Bank) (each a “Directing Holder”) must be accompanied by a written representation from each such holder to Baxter and the trustee that such holder is not (or, in the case such holder is DTC or its nominee, that such holder is being instructed solely by beneficial owners that have represented to such holder that they are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to a notice of event of default shall be deemed repeated at all times until the resulting event of default is cured or otherwise ceases to exist or the notes are accelerated. In addition, each Directing Holder must, at the time of providing a Noteholder Direction, provide Baxter with such other information as Baxter may reasonably request from time to time in order to verify the accuracy of such Directing Holder’s Position Representation within five business days of request therefor (a “Verification Covenant”). In any case in which the holder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the notes in lieu of DTC or its nominee.
If, following the delivery of a Noteholder Direction, but prior to acceleration of the notes, Baxter determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the trustee an officers’ certificate stating that Baxter has initiated litigation in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation and seeking to invalidate any event of default that resulted from the applicable Noteholder Direction, the cure period with respect to such event of default shall be automatically stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter. If, following the delivery of a Noteholder Direction, but prior to acceleration of the notes, Baxter provides to the trustee an officers’ certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to such default shall be automatically stayed and the cure period with respect to any event of default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and remedy stayed pending satisfaction of such Verification Covenant. Any breach of the Position Representation shall result in such holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such holder, the percentage of notes held by the remaining holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio, with the effect that such event of default shall be deemed never to have occurred, acceleration shall be voided and the trustee shall be deemed not to have received such Noteholder Direction or any notice of such default or event of default.
Notwithstanding anything in the preceding two paragraphs to the contrary, any Noteholder Direction delivered to the trustee during the pendency of an event of default as the result of bankruptcy or similar proceedings shall not require compliance with the foregoing paragraphs. In addition, for the avoidance of doubt, the foregoing two paragraphs shall not apply to any holder that is a Regulated Bank.
For the avoidance of doubt, the trustee shall be entitled to conclusively rely on any Noteholder Direction, Position Representation, Verification Covenant, officers’ certificate or other document delivered to it pursuant to the foregoing paragraphs and shall have no duty to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant, verify any statements in any officers’ certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Regulated Banks, Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise and shall have no liability for ceasing to take any action or staying any remedy. The trustee shall have no liability to Baxter, any holder or any other person in acting in good faith on a Noteholder Direction or to determine whether any holder has delivered a Position Representation or that such Position Representation conforms with the indenture or any other agreement or whether or not any holder is a Regulated Bank.
Subject to the trustee being required to act with the requisite standard of care during the continuance of an event of default under the indenture, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of notes unless those holders have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities that may be incurred by taking such action, including but not limited to all fees and expenses of legal counsel of its selection.
Subject to this requirement, holders of a majority in aggregate principal amount of the outstanding notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture with respect to the notes.
The indenture requires the annual filing with the trustee of a certificate signed by the principal executive officer, the principal financial officer or the principal accounting officer of Baxter that states whether Baxter is in default under the terms, provisions or conditions of the indenture.
Notwithstanding any other provision of the indenture, the holders of the notes will have the right, which is absolute and unconditional, to receive payment of the principal of, and premium, if any, and interest, if any, on the notes on the respective due dates for those payments and to institute suit for the enforcement of those payments, and this right will not be impaired without the consent of the holder.
For purposes of the event of default provisions of the notes, the following terms will be applicable:
“Approved Commercial Bank” means a commercial bank with a consolidated combined capital and surplus of at least $5 billion.
“Derivative Instrument” with respect to a person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such person or any affiliate of such person that is acting in concert with such person in connection with such person’s investment in the notes (other than a Screened Affiliate) is a party (whether or not requiring further performance by such person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the notes and/or the creditworthiness of Baxter (the “Performance References”).
“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.

“Net Short” means, with respect to a holder or beneficial owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of the (x) the value of its notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 International Swaps and Derivatives Association, Inc. Credit Derivatives Definitions) to have occurred with respect to Baxter immediately prior to such date of determination.
“Regulated Bank” means an Approved Commercial Bank that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board of Governors under 12 CFR part 211; (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii); or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction.
“Screened Affiliate” means any affiliate of a holder (i) that makes investment decisions independently from such holder and any other affiliate of such holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such holder and any other affiliate of such holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to Baxter or its subsidiaries, (iii) whose investment policies are not directed by such holder or any other affiliate of such holder that is acting in concert with such holder in connection with its investment in the notes, and (iv) whose investment decisions are not influenced by the investment decisions of such holder or any other affiliate of such holder that is acting in concert with such holders in connection with its investment in the notes.
“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.
Modification and Waivers
The indenture permits Baxter and the trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding notes of a series affected by a modification or amendment, to modify or amend any of the provisions of the indenture or of the notes of the applicable series or the rights of the holders of such notes under the indenture. However, no modification or amendment may, without the consent of the holder of each outstanding notes affected by the modification or amendment, among other things:
•change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, with respect to the notes;
•reduce the principal of, or any premium on, the notes or reduce the rate of interest on or the redemption or repurchase price of the notes;
•change any place where or the currency in which the principal of, or any premium or interest on, any note is payable;
•impair a holder’s right to institute suit to enforce any payment on or after the stated maturity of the notes or, in the case of redemption, on or after the redemption date;
•reduce the percentage in principal amount of outstanding notes of the applicable series whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of the indenture or specified defaults under the indenture and their consequences; or
•make certain modifications to the provisions for modification of the indenture and for certain waivers, except to increase the principal amount of outstanding notes of the applicable series necessary to consent to any such change.

Notwithstanding the foregoing, Baxter and the trustee are permitted to modify or amend the indenture without the consent of the holders of the notes to, among other things:
•convey, transfer, assign, mortgage or pledge to the trustee as security for the notes any property or assets which Baxter may desire;
•evidence succession of another corporation to Baxter, or its successors, and the assumption by the successor corporation of the covenants, agreements and obligations of Baxter;
•add covenants and agreements of Baxter to those included in the indenture for the protection of holders of notes and to make the occurrence of a default of any such covenants or agreements a default or an event of default permitting enforcement of the remedies set forth in the indenture;
•prohibit the authentication and delivery of additional series of notes under the indenture;
•cure any ambiguity, omission, mistake, defect or inconsistency;
•to make such other provisions in regard to matters or questions arising under the indenture as are not inconsistent with the provisions of the indenture or any supplemental indenture and shall not adversely affect the interests of the holders of the notes in any material respect; or
•to evidence and provide for acceptance of appointment under the indenture by a successor trustee with respect to the notes of one or more series or to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee.
The holders of a majority in aggregate principal amount of the outstanding notes of a series may, with respect to the notes of such series waive our compliance with some of the restrictive provisions of the indenture. The holders of a majority in aggregate principal amount of the outstanding notes of a series may, on behalf of all holders of the notes of such series, waive any past default under the indenture with respect to the notes of such series and its consequences, except a default in the payment of the principal of, or premium, if any, or interest, if any, on the notes of such series or a default in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding note of such series.
In order to determine whether the holders of the requisite principal amount of the outstanding notes have taken an action under the indenture as of a specified date, notes actually known by the trustee to be owned by us or any other obligor upon the notes or any of our or their affiliates will be disregarded and deemed not to be outstanding.
Governing Law
The indenture is, and the notes will be, governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflicts of law.
The Trustee, Registrar and Paying Agent
U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, will be the trustee, registrar and paying agent with respect to the notes. Neither the trustee nor the paying agent shall be responsible for monitoring our rating status, making any request upon any Rating Agency, or determining whether any Rating Event or Change of Control Triggering Event has occurred.
Additional Information
Anyone who receives this prospectus supplement may obtain a copy of the indenture when available without charge by writing to Baxter at One Baxter Parkway, Deerfield, Illinois 60015, Attention: Corporate Secretary.

BOOK-ENTRY AND SETTLEMENT
Each series of notes will be issued in the form of one or more fully registered global notes, deposited with, or on behalf of, The Depository Trust Company, New York, New York (“DTC”) and registered in the name of DTC or its nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. Global notes are not exchangeable for definitive note certificates except in the specific circumstances described below. For purposes of this prospectus, “Global Note” refers to the Global Note or Global Notes representing an entire series of notes. So long as DTC, or its nominee, is the registered owner of a Global Note, DTC or the nominee, as the case may be, will be considered the sole owner or holder of the notes under the indenture.
Except as provided below, you will not be entitled to have notes registered in your name, will not receive or be entitled to receive physical delivery of notes in definitive form, and will not be considered the owner or holder thereof under the indenture.
Except as set forth below, a Global Note may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.
DTC has advised us that it is:
•a limited-purpose trust company organized under New York Banking Law;
•a “banking organization” within the meaning of the New York Banking Law;
•a member of the Federal Reserve System;
•a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
•a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.
DTC holds securities that its participants (“Direct Participants”) deposit with DTC and facilitates the post-trade settlement of transactions among Direct Participants in such securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.
Purchases of notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the notes on DTC’s records. The ownership interest of each actual purchaser of each note will be recorded on the Direct and Indirect Participants’ records. These beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of Direct and Indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the notes, except in the event that use of the book-entry system for the notes is discontinued.
To facilitate subsequent transfers, all notes deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee, will not change the beneficial ownership of the notes. DTC has no knowledge of the actual beneficial owners of the notes; DTC’s records reflect only the identity of the Direct Participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Redemption notices with respect to any series of notes will be sent to DTC. If less than all of the notes of a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such series to be redeemed.
In any case where a vote may be required with respect to the notes of any series, neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to such notes unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an omnibus proxy to Baxter as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the notes of the series are credited on the record date (identified in the listing attached to the omnibus proxy).
Principal and interest payments, if any, on the notes will be made to Cede & Co, as nominee of DTC, or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from Baxter or the trustee, on the applicable payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of such participant and not of DTC, Baxter or the trustee, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the trustee. Disbursement of payments from Cede & Co. to Direct Participants is DTC’s responsibility. Disbursements of payments to beneficial owners are the responsibility of Direct and Indirect Participants.
In any case where Baxter has made a tender offer for the purchase of any notes, a beneficial owner must give notice through a participant to a tender agent to elect to have its notes purchased or tendered. The beneficial owner must deliver notes by causing the direct participants to transfer the participant’s interest in the notes, on DTC’s records, to a tender agent. The requirement for physical delivery of notes in connection with an optional tender or a mandatory purchase is satisfied when the ownership rights in the notes are transferred by Direct Participants on DTC’s records and followed by a book-entry credit of tendered notes to the tender agent’s DTC account.
Baxter obtained the information in this section concerning DTC and DTC’s book-entry system from sources that Baxter and the trustee believe to be reliable, but Baxter and the trustee take no responsibility for the accuracy of this information.
If at any time DTC or any successor depository for the notes of any series notifies us that it is unwilling or unable to continue as the depository for the notes of such series, or if at any time DTC or such successor depository shall no longer be a clearing agency registered under the Exchange Act and any other applicable statute or regulation, Baxter will be obligated to use commercially reasonable efforts to appoint another depository for the notes of such series. If another depository is not appointed within 90 days, definitive note certificates will be issued in exchange for the Global Note representing the notes of that series.
Baxter may at any time in our sole discretion determine that the notes of any series shall no longer be represented by the Global Note, in which case definitive note certificates will be issued in exchange for the Global Note representing the notes of that series.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
This section describes the material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes we are offering. It applies to you only if you acquire notes in the offering at the offering price identified on the cover page and you hold your notes as capital assets for tax purposes. This section addresses only U.S. federal income taxation and does not discuss all of the tax consequences that may be relevant to you in light of your individual circumstances, including foreign, state or local tax consequences, and tax consequences arising under the Medicare contribution tax on net investment income or any alternative minimum tax. This section does not address all of the tax consequences that may apply to you if you are a member of a class of holders subject to special rules, such as:
•a dealer in securities or currencies,
•a trader in securities that elects to use a mark-to-market method of tax accounting for your securities holdings,
•a bank or other financial institution,
•an insurance company,
•a regulated investment company or real estate investment trust,
•a tax-exempt organization,
•a person that owns notes that are a hedge or that are hedged against interest rate or currency risks,
•a person that owns notes as part of a straddle or conversion transaction for tax purposes,
•a person that purchases or sells notes as part of a wash sale for tax purposes,
•a U.S. expatriate or former long-term resident of the United States, or
•a U.S. holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.
This section is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These authorities are subject to change, possibly on a retroactive basis.
If an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes holds the notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. A partner in a partnership holding the notes should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in the notes.
Please consult your own tax advisor concerning the consequences of owning the notes, in your particular circumstances, under the Code and the laws of any other taxing jurisdiction.
U.S. Holders
This subsection describes the U.S. federal income tax consequences to a U.S. holder. You are a U.S. holder if you are the beneficial owner of a note and you are, for U.S. federal income tax purposes:
•an individual who is a citizen or resident of the United States,
•a domestic corporation,
•an estate whose income is subject to U.S. federal income tax regardless of its source, or

•a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.
If you are not a U.S. holder, this subsection does not apply to you and you should refer to “— Non-U.S. Holders” below.
Contingent Payments. As discussed above under “Description of the Notes”, we may be obligated to repurchase the notes of a series upon a “Change of Control Triggering Event” with respect to the notes of such series or to adjust the interest rate on the notes of a series if there is a change to the debt rating applicable to the notes of such series. The possibility of such a repurchase or interest rate adjustment could implicate the special tax rules that govern contingent payment debt instruments. Treasury Regulations, however, provide that certain contingent payments will be disregarded for this purpose if they satisfy certain tests regarding the likelihood that the contingent payment will be made or the amount of the contingent payment. We believe, and we intend to take the position, that the notes will not be treated as contingent payment debt instruments under these rules, and the discussion below assumes that this position will be respected for tax purposes. Our determination that the notes are not contingent payment debt instruments is binding on you unless you disclose a contrary position to the Internal Revenue Service (the “IRS”) in the manner required by the applicable Treasury Regulations. Our determination is not, however, binding on the IRS. A successful challenge of this position by the IRS could adversely affect the timing and amount of income inclusions with respect to the notes, and could also cause any gain from the sale or other disposition of a note to be treated as ordinary income rather than as capital gain. You are encouraged to consult your own tax advisors regarding the possible application of the contingent payment debt instrument rules to the notes.
Payments of Interest. Interest on a note will be taxed to you as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.
Sale, Retirement or Redemption of the Notes. You will generally recognize gain or loss on the sale, retirement, redemption or other taxable disposition of the notes in an amount equal to the difference between the amount you realize on the sale, retirement, redemption or other taxable disposition, excluding any amounts attributable to accrued but unpaid interest (which will be treated as interest payments), and your adjusted tax basis in the notes. Your adjusted tax basis in the notes will generally be their cost to you. Any gain or loss that you recognize on the sale, retirement, redemption or other taxable disposition of the notes generally will be capital gain or loss and will be long-term capital gain or loss if you have held the notes for more than one year on the date of the disposition. Capital gain of a noncorporate U.S. holder is generally taxed at preferential rates where the holder has a holding period greater than one year. The deductibility of capital losses is subject to certain limitations.
Non-U.S. Holders
This subsection describes the U.S. federal income tax consequences to a Non-U.S. holder. You are a Non-U.S. holder if you are the beneficial owner of a note and you are, for U.S. federal income tax purposes:
•a nonresident alien individual,
•a foreign corporation, or
•an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from a note.
If you are a U.S. holder, this subsection does not apply to you.
Payments of Interest. Subject to the discussions of FATCA withholding and backup withholding below, interest on a note that is not effectively connected with your conduct of a trade or business in the United States will generally be exempt from U.S. federal income and withholding tax under the “portfolio interest exemption,” provided that (i) you do not, actually or constructively, own stock possessing 10% or more of the total voting power of the company’s outstanding stock, (ii) you are not a controlled foreign corporation that is related to the company, actually or constructively, and (iii) either (a) you provide to the applicable withholding agent an IRS Form W-8BEN or W-8BEN-E (or other applicable form), signed under penalties of perjury, that includes your name and address and that certifies your non-U.S. status in compliance with applicable law and regulations, or (b) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business provides a statement to the applicable withholding agent under penalties of perjury on which it certifies that an applicable IRS Form W-8BEN or W-8BEN-E (or other applicable form) has been received by it from you or an intermediate financial institution and furnishes a copy to the applicable withholding agent. This certification requirement may be satisfied with other documentary evidence in the case of a note held in an offshore account or through certain foreign intermediaries. The applicable withholding agent for purposes of the certification requirement described above is generally the last U.S. payor (or a non-U.S. payor that is a qualified intermediary or a U.S. branch of a foreign person) in the chain of payment before payment to you.
If you cannot satisfy the requirements of the portfolio interest exemption described above, then payments of interest made to you generally will be subject to U.S. federal withholding tax at the rate of 30%, unless either (i) you provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E or applicable successor form establishing an exemption from or reduction of the withholding tax under the benefit of an applicable income tax treaty or (ii) the interest is effectively connected with your conduct of a trade or business in the United States and you satisfy the certification requirements described below.
If you are engaged in a trade or business in the United States and interest on a note is effectively connected with the conduct of that trade or business, you will be subject to U.S. federal income tax on such interest on a net income basis in generally the same manner as a U.S. holder, unless an applicable income tax treaty provides otherwise. Unless exempt from net income tax under an applicable income tax treaty, effectively connected interest income generally will not be subject to U.S. federal withholding tax if you satisfy certain certification requirements by providing the applicable withholding agent with a properly executed IRS Form W-8ECI or applicable successor form. If you are treated as a foreign corporation for U.S. federal income tax purposes, you may also be subject to a branch profits tax at a 30% rate (or lower applicable treaty rate) on your effectively connected earnings and profits, subject to adjustments.
Sale, Retirement or Redemption of the Notes. Subject to the discussion of backup withholding below, you generally will not be subject to U.S. federal income or withholding tax on any gain realized on a sale, retirement, redemption or other taxable disposition of a note (other than any amount representing accrued but unpaid interest on the note, which will be treated as interest and will generally be subject to the rules discussed above under “—Payments of Interest”) unless:
•you are an individual who was present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met; or
•the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by you).
If you are described in the first bullet point above, you generally will be subject to U.S. federal income tax at a flat rate of 30% (unless a lower treaty rate applies) on your gain from the disposition, which may be offset by certain U.S.-source capital losses. If you are described in the second bullet point above, you will be subject to U.S. federal income tax on such gain on a net income basis in generally the same manner as a U.S. holder, unless an applicable income tax treaty provides otherwise. If you are treated as a foreign corporation for U.S. federal income tax purposes, you may also be subject to a branch profits tax at a 30% rate (or lower applicable treaty rate) on your effectively connected earnings and profits, subject to adjustments.
FATCA Withholding
Pursuant to sections 1471 through 1474 of the Code, commonly known as the Foreign Account Tax Compliance Act (“FATCA”), a 30% withholding tax (“FATCA withholding”) may be imposed on certain payments to you or to certain foreign financial institutions, investment funds and other non-U.S. persons receiving payments on your behalf if you or such persons fail to comply with certain information reporting requirements. Payments of interest that you receive in respect of the notes could be affected by this withholding if you are subject to the FATCA information reporting requirements and fail to comply with them or if you hold such notes through a non-U.S. person (e.g., a foreign bank or broker) that fails to comply with these requirements (even if payments to you would not otherwise have been subject to FATCA withholding). Certain countries have entered into agreements with the United States to facilitate the information reporting required under FATCA.
Depending on your circumstances, you may be entitled to a refund or credit in respect of some or all of any FATCA withholding. However, even if you are entitled to have any such withholding refunded, the required procedures could be cumbersome and significantly delay your receipt of any amounts withheld. You should consult your own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.
Backup Withholding and Information Reporting
In general, if you are a noncorporate U.S. holder, the applicable withholding agent will be required to report to the IRS all payments of principal, any premium and interest on your notes (unless you are an exempt recipient). In addition, the applicable withholding agent will generally be required to report to the IRS any payment of proceeds of the sale of your notes before maturity within the United States (unless you are an exempt recipient). Additionally, backup withholding will generally apply to any such payments if you fail to provide an accurate taxpayer identification number, or (in the case of interest payments) if you fail to comply with applicable certification requirements or you are notified by the IRS that you have failed to report all interest and dividends required to be shown on your U.S. federal income tax returns.
In general, if you are a Non-U.S. holder, the applicable withholding agent will be required to report payments of interest on your notes on IRS Form 1042-S. Payments of principal, premium or interest on your notes will otherwise not be subject to information reporting and backup withholding, provided that the certification requirements described above under “— Non-U.S. Holders—Payments of Interest” are satisfied or you otherwise establish an exemption. In addition, payment of the proceeds from the sale of notes effected at a U.S. office of a broker will not be subject to backup withholding and information reporting if either (i) you have furnished to the applicable withholding agent an appropriate IRS Form W-8, an acceptable substitute form or other documentation upon which it may rely to treat the payment as made to a non-U.S. person or (ii) you otherwise establish an exemption.
In general, payment of the proceeds from the sale of notes effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.
You generally may credit any backup withholding against your U.S. federal income tax liability (if any) and obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

CERTAIN ERISA AND BENEFIT PLAN CONSIDERATIONS
The following is a summary of certain considerations associated with the purchase and holding of the notes, or any interest therein, by (i) “employee benefit plans” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that are subject to Title I of ERISA, (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, “Similar Laws”), and (iii) entities whose underlying assets are considered to constitute the assets of any of the foregoing described in clauses (i) and (ii), pursuant to ERISA or otherwise (each of the foregoing described in clauses (i), (ii) and (iii), referred to herein as a “Plan”).
General Fiduciary Matters
ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of a Covered Plan or the management or disposition of the assets of a Covered Plan, or who renders investment advice for a fee or other compensation to a Covered Plan, is generally considered to be a fiduciary of the Covered Plan. It is not intended that any of the Company, the underwriters, any guarantors, or their respective affiliates (“Transaction Parties”) will act in a fiduciary capacity to any Covered Plan in connection with its investment in or holding of a note, or any interest therein, with respect to this offering.
In considering an investment in the notes, or any interest therein, using a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control, conflicts of interest and prohibited transaction provisions of ERISA, the Code and any other Similar Laws, as applicable. A fiduciary of a Plan should consider the Plan’s particular circumstances and all of the facts and circumstances of the investment, including, but not limited to, the matters discussed above under “Risk Factors,” in determining whether an investment in the notes satisfies these requirements.
Prohibited Transaction Issues
Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of Section 3(14) of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Covered Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code and the transaction may need to be reversed. For example, the acquisition and/or holding of notes, or any interest therein, by a Covered Plan with respect to which a Transaction Party is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the notes are acquired and held in accordance with an applicable statutory, class or individual prohibited transaction exemption.
In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that might potentially provide exemptive relief for direct or indirect prohibited transactions resulting from the sale, purchase or holding of the notes, or any interest therein. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions between a Covered Plan and a person that is a party in interest or disqualified person with respect to the

Covered Plan solely by reason of providing services to the Covered Plan or a relationship with such a service provider, provided that neither the person transacting with the Covered Plan nor any of its affiliates (directly or indirectly) has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Covered Plan involved in the transaction and provided further that the Covered Plan receives no less, nor pays more, than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code) in connection with the transaction. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Covered Plans considering acquiring or holding the notes (including any interest in the notes) in reliance on any of these or any other exemption should carefully review the exemption to ensure it is applicable and the requirements for such exemption are satisfied. There can be no assurance that any of the foregoing exemptions or any other exemption will be available with respect to all possible prohibited transactions that may arise in connection with the acquisition and holding of the notes, or any interest therein, or that all of the conditions of any such exemptions will be satisfied.
Because of the foregoing, the notes, or any interest therein, should not be purchased or held by “plan assets” of any Plan, unless such purchase and holding will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code or a similar violation of any applicable Similar Laws.
While employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) may not be subject to the requirements of Section 406 of ERISA or Section 4975 of the Code, they may be subject to similar provisions under Similar Laws. Fiduciaries of Plans subject to Similar Law should consult with their counsel regarding the potential consequences of an investment in the notes, or any interest therein, under any applicable Similar Laws before acquiring the notes or any such interest.
Representations
By acceptance of a note, or any interest therein, each purchaser and subsequent transferee of a note, or any interest in a note, will be deemed to have represented and warranted that either (i) it is not a Plan or acting on behalf of a Plan, and no portion of the assets used by such purchaser or transferee to acquire or hold the notes, or any interest therein, constitutes assets of any Plan or (ii) the acquisition and holding of the notes, or any interest therein, by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.
Additionally, if any purchaser or subsequent transferee of the notes (or any interest in a note) is using assets of any Covered Plan to acquire or hold the notes, or any interest therein, such purchaser or subsequent transferee will be deemed to have represented and warranted that none of the Transaction Parties has been relied upon for any advice, with respect to the purchaser’s or transferee’s decision to acquire and hold the notes, or any interest therein, with respect to this offering, and has not acted as the Covered Plan’s fiduciary with regard to such investment.
The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions or other violations of applicable Law, it is particularly important that fiduciaries, or other persons considering purchasing and holding the notes, or any interest therein, on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether one or more exemptions would be necessary, and if so applicable, to the purchase and holding of the notes, or any interest therein.
Neither providing this prospectus or this disclosure, nor a sale of notes or any interest therein, to a Plan is in any respect a representation by any Transaction Party that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate, recommended or advisable for Plans generally or any particular Plan. Purchasers of the notes, or any interest therein, have the exclusive responsibility for ensuring that their purchase and holding of the notes, or any interest therein, complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA and the Code or violate any applicable Similar Laws.

UNDERWRITING
We and the underwriters named below, for whom Citigroup Global Markets Inc., BofA Securities, Inc. and J.P. Morgan Securities LLC are acting as representatives, have entered into an underwriting agreement relating to the offering and sale of the notes. In the underwriting agreement, we have agreed to sell to each underwriter, and each underwriter has agreed to purchase from us, severally and not jointly, the principal amount of the notes set forth opposite the name of that underwriter below:

Underwriter	Principal Amount of 20 Notes	Principal Amount of 20 Notes	Principal Amount of 20 Notes
Citigroup Global Markets Inc.	$	$	$
BofA Securities, Inc.
J.P. Morgan Securities LLC
Total	$	$	$
The obligations of the underwriters under the underwriting agreement, including their agreement to purchase the notes from us, are several and not joint. Those obligations are also subject to the satisfaction of certain conditions in the underwriting agreement. The underwriters have agreed to purchase all of the notes if any of them are purchased. We will deliver the notes to the underwriters at the closing of this offering when the underwriters pay us the purchase price for the notes. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
In the underwriting agreement, we have agreed that we will indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute in respect of these liabilities.
We estimate that the offering expenses payable by us in connection with the issuance of the notes, excluding the underwriting discounts, will be approximately $           .
The notes of each series are a new issue of securities for which no established trading market currently exists. In addition, we have been advised by the underwriters that the underwriters intend to make a market in the notes of each series but are not obligated to do so and may discontinue market making at any time in their sole discretion without notice. No assurance can be given as to the liquidity of the trading market for the notes.
The underwriters initially propose to offer the notes directly to the public at the offering price described on the cover page of this prospectus supplement. After the initial offering of the notes of each series, the underwriters may from time to time vary the offering price and other selling terms.
We expect the settlement date for the notes to be on      , 2025, business days after the trade date (T+ ). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing will be required, by virtue of the fact that the notes initially settle in T+ , to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.
Relationships
Certain of the underwriters and their affiliates perform investment banking and other capital markets services (including derivative transactions and the establishment and maintenance of commercial paper facilities) for us in the ordinary course of business. They have received, and may receive in the future, customary fees and commissions for these services. For example, Citibank Global Markets, Inc., BofA Securities, Inc. and J.P. Morgan Securities LLC are serving as dealer managers for the Concurrent Tender Offers. Certain of the underwriters or their affiliates may be holders of the 2026 Notes and/or the 2027 Notes. In addition, certain affiliates of the underwriters are, among other things, lenders under the Term Loan Facility and the Revolving Credit Facility, each dated as of September 30, 2021 and amended and restated as of June 11, 2025. As a result, certain of the underwriters or their affiliates may receive a portion of the net proceeds from this offering as a result of the Refinancing Transactions and the Credit Agreement Amendment. See “Underwriting” and “Use of Proceeds.”
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments, including acting as counterparties to certain derivative and hedging arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Of those underwriters or underwriter affiliates that have a lending relationship with us, certain of them routinely hedge, and certain others of them may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Notice to Prospective Investors in the United Kingdom
Prohibition of Sales to UK Retail Investors
Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any retail investor in the UK.
For the purposes of this provision:
(a)the expression “retail investor” means a person who is one (or more) of the following:
(i)a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA;
(ii)a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of UK MiFIR; or
(iii)not a qualified investor as defined in Article 2 of the UK Prospectus Regulation; and
(b)the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.
This prospectus supplement has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of notes. Neither this prospectus supplement, nor the accompanying prospectus, nor any other offering or marketing material related to the notes is a prospectus for the purposes of the UK Prospectus Regulation or the FSMA in relation to such offer. Neither we nor the underwriters have authorized or do authorize, the making of any offer of notes in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer.
Each underwriter has represented and agreed that:
(a)it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.
Notice to Prospective Investors in the European Economic Area
Prohibition of Sales to EEA Retail Investors
Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any retail investor in the EEA. For the purposes of this provision:
(a)the expression “retail investor” means a person who is one (or more) of the following:
(i)a retail client as defined in point (11) of Article 4(1) of MiFID II;
(ii)a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or
(iii)not a qualified investor as defined in the Prospectus Regulation; and
(b)the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.
This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. Neither this prospectus supplement, nor the accompanying prospectus, nor any other offering or marketing material relating to the notes is a prospectus for the purposes of the Prospectus Regulation in relation to such offer. Neither we nor the underwriters have authorized or do authorize, the making of any offer of notes in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer.
The above selling restriction is in addition to any other selling restrictions set out below.
Notice to Prospective Investors in Canada
The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in Switzerland
Neither this prospectus supplement nor the accompanying prospectus is intended to constitute an offer or solicitation to purchase or invest in the notes.

The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA and neither this prospectus supplement, nor the accompanying prospectus, nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to Prospective Investors in Hong Kong
The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kon) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case, whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.
Notice to Prospective Investors in Japan
The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25/1948, as amended) and accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Notice to Prospective Investors in Singapore
Neither this prospectus supplement, nor the accompanying prospectus, nor any other offering or marketing material relating to the notes have been registered as a prospectus with the Monetary Authority of Singapore, or the MAS, under the Securities and Futures Act, Chapter 289 of Singapore (the “Securities and Futures Act”). Accordingly, the notes may not be offered or sold or made the subject of an invitation for subscription or purchase nor may the prospectus supplement, nor the accompanying prospectus, nor any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor pursuant to Section 274 of the Securities and Futures Act, (ii) to a relevant person pursuant to Section 275(1) of the Securities and Futures Act, or to any person pursuant to Section 275(1A) of the Securities and Futures Act, and in accordance with the conditions specified in Section 275 of the Securities and Futures Act, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act.
Each of the following relevant persons specified in Section 275 of the Securities and Futures Act which has subscribed or purchased Notes, namely a person who is:
(a)a corporation (which is not an accredited investor (as defined in Section 4A of the Securities and Futures Act)), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, should note that shares, debentures and common shares and preferred shares of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferrable for six months after that corporation or that trust has acquired the notes under Section 275 of the Securities and Futures Act except:
(1)to an institutional investor under Section 274 of the Securities and Futures Act or to a relevant person defined in Section 275(2) of the Securities and Futures Act, or any person pursuant to Section 275(1A) of the Securities and Futures Act, and in accordance with the conditions specified in Section 275 of the Securities and Futures Act;
(2)where no consideration is or will be given for the transfer;
(3)by operation of law; or
(4)as specified in Section 276(7) of the Securities and Futures Act.
Singapore Securities and Futures Act Product Classification
Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the Securities and Futures Act) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
In this section, any reference to the Securities and Futures Act is a reference to the Securities and Futures Act, Chapter 289 of Singapore and a reference to any term as defined in the Securities and Futures Act or any provision in the Securities and Futures Act is a reference to that term as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.

VALIDITY OF THE SECURITIES
The validity of the notes offered hereby will be passed upon for us by Sullivan & Cromwell LLP, New York, New York. Certain legal matters for the underwriters with respect to the notes will be passed upon by Simpson Thacher & Bartlett LLP, New York, New York.

EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Assessment of Internal Control Over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS
Baxter International Inc.
Common Stock Preferred Stock Debt Securities Warrants Units
By this prospectus, the securities listed above may be offered and sold by us from time to time. Our common stock is listed on the New York Stock Exchange and trades under the symbol “BAX.”
This prospectus describes some of the general terms that may apply to the securities that we may offer. Each time we offer any securities pursuant to this prospectus, we will provide you with the specific information about the offering and the specific terms, amounts and offering prices of the securities being offered in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus, carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement or a free writing prospectus.
We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.
Investing in our securities involves risks. See “Risk Factors” beginning on page 2, and, if applicable, any risk factors included in the applicable prospectus supplement and in the periodic reports and other information we file with the U.S. Securities and Exchange Commission that are incorporated by reference into this prospectus for a discussion of certain risks you should consider before deciding to invest in our securities.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated February 25, 2025.

We have not authorized any other person to provide you with any information other than that contained or incorporated by reference in this prospectus. We do not take any responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. You should not assume that the information provided in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents, as applicable. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation.
TABLE OF CONTENTS
Prospectus

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under the shelf registration process, we may, at any time and from time to time, in one or more offerings, sell common stock, preferred stock, debt securities, warrants and units up to an indeterminate total dollar amount under this prospectus.
The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”
This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities offered pursuant to this prospectus, we will provide a prospectus supplement that contains specific information about the terms of the offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information” before making an investment decision.
Except as otherwise indicated, references in this prospectus to “Baxter,” “we,” “us” and “our” are to Baxter International Inc. and its subsidiaries.

RISK FACTORS
An investment in our securities involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q, and in all other information appearing in this prospectus, the applicable prospectus supplement or incorporated by reference herein or therein. Material risks and uncertainties that management believes affect Baxter will be described in those documents. In addition to those risk factors, there may be additional risks and uncertainties which we are unaware of that could adversely affect our business, financial condition or results of operations. This prospectus is qualified in its entirety by these risk factors.

FORWARD-LOOKING STATEMENTS
This prospectus includes and the documents incorporated by reference herein include “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “anticipate,” “could,” “estimate,” “intend,” “may,” “plan,” “expect” and similar expressions. The statements are based on assumptions about many important factors, including the factors identified elsewhere in this prospectus, the applicable prospectus supplement or our most recent Annual Report on Form 10-K, including those factors described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K and on page 2 of this prospectus and in other filings with the SEC that are incorporated by reference herein. Actual results may differ materially from those projected in the forward-looking statements. We do not undertake to update our forward-looking statements, except as required by applicable law.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s website at http://www.sec.gov. Information about us, including our SEC filings, is also available through our website at http://www.baxter.com. However, information on our website is not a part of this prospectus or any accompanying prospectus supplement.
This prospectus is part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act, and the rules and regulations promulgated thereunder. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits filed with the SEC. You may refer to the registration statement and its exhibits for more information.
The SEC allows us to “incorporate by reference” in this prospectus information that we file with it, which means that we are disclosing important business and financial information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. In other words, in case of a conflict or inconsistency between information contained in this prospectus and the applicable prospectus supplement and information incorporated by reference into this prospectus and the applicable prospectus supplement, you should rely on the information that was filed later. This prospectus incorporates by reference the documents filed by us listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:
•Our Annual Report on Form 10-K for the year ended December 31, 2024, filed on February 21, 2025;
•Our Current Reports on Form 8-K filed on January 31, 2025, February 3, 2025 (SEC Accession No. 0001628280-25-003388) and February 3, 2025 (Item 5.02 only) (SEC Accession No. 0001193125-25-018871);
•The portions of our Definitive Proxy Statement on Schedule 14A for the 2024 Annual Meeting of Stockholders, filed on March 25, 2024, which are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2023; and
•The description of our common stock, $1.00 par value per share, contained in the registration statement filed with the SEC under Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating such description.
You may also request a copy of those filings, excluding exhibits unless such exhibits are specifically incorporated by reference, at no cost by writing or telephoning us at the following address:
Corporate Secretary
Baxter International Inc. One Baxter Parkway Deerfield, Illinois 60015
(224) 948-2000

THE COMPANY
Baxter, through its subsidiaries, provides a broad portfolio of essential healthcare products, including sterile intravenous solutions; infusion systems and devices; parenteral nutrition therapies; inhaled anesthetics; generic injectable pharmaceuticals; surgical hemostat and sealant products, advanced surgical equipment; smart bed systems; patient monitoring and diagnostic technologies; and respiratory health devices. These products are used by hospitals, nursing homes, rehabilitation centers, ambulatory surgery centers, doctors’ offices, kidney dialysis centers and patients at home under physician supervision. Our global footprint and the critical nature of our products and services play a key role in expanding access to healthcare in emerging and developed countries. As of December 31, 2024, after giving effect to the sale of our Kidney Care business on January 31, 2025, we manufactured products in over 20 countries and sold them in over 100 countries.
Baxter International Inc. was incorporated under Delaware law in 1931. Our principal executive offices are located at One Baxter Parkway, Deerfield, Illinois 60015 and our telephone number is (224) 948-2000.
Our common stock is listed on the New York Stock Exchange and trades under the symbol “BAX.”

USE OF PROCEEDS
Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include repayment and refinancing of debt, acquisitions, additions to working capital, capital expenditures, stock repurchase programs and investments in our subsidiaries. Net proceeds may be temporarily invested prior to use.

DESCRIPTION OF CAPITAL STOCK
The following is a summary of the material rights of our capital stock and related provisions of our Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), our Bylaws, as amended (the “Bylaws”), and the provisions of the General Corporation Law of the State of Delaware, as amended (the “DGCL”). The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by reference to, our Certificate of Incorporation and Bylaws, which we have included as exhibits to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of these documents.
Under our Certificate of Incorporation, we have authority to issue 2,100,000,000 shares of capital stock, consisting of 2,000,000,000 shares of common stock, par value $1.00 per share, and 100,000,000 shares of preferred stock, no par value. As of February 13, 2025, Baxter had 511,624,996 shares of common stock outstanding and no shares of preferred stock outstanding.
Common Stock
Dividend Rights
Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine. The ability of our board of directors to declare and pay dividends on our common stock is subject to the laws of the state of Delaware and the availability of funds.
Voting Rights
Each holder of our common stock is entitled to one vote for each share of record held on all matters submitted to a vote of stockholders, except as otherwise required by law and subject to the rights and preferences of the holders of any outstanding shares of our preferred stock. We have not provided for cumulative voting for the election of directors in our Certificate of Incorporation.
No Preemptive or Similar Rights
Our common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.
Right to Receive Liquidation Distributions
Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities.
The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock that we may designate and issue in the future. As of the date of this prospectus, there are no shares of preferred stock outstanding.
Section 203 of the DGCL
Baxter is subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner or a certain level of stock is acquired upon consummation of the transaction in which the person became an interested stockholder. A business combination includes, among other things, a merger, asset sale or a transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an interested stockholder is a person who, together with affiliates and associates, owns (or, in certain cases, within three years prior, did own) 15% or more of the corporation’s outstanding voting stock. Under

Section 203 of the DGCL, a business combination between Baxter and an interested stockholder is prohibited during the relevant three-year period unless it satisfies one of the following conditions:
•prior to the time the stockholder became an interested stockholder, the Baxter board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of Baxter’s voting stock outstanding at the time the transaction commenced (excluding, for purposes of determining the number of shares outstanding, shares owned by persons who are directors and officers); or
•the business combination is approved by the Baxter board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least 66 2/3% of outstanding voting stock that is not owned by the interested stockholder.
Certain Anti-Takeover Matters
The Certificate of Incorporation and Bylaws include a number of provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with the Baxter board of directors rather than pursue non-negotiated takeover attempts. These provisions include:
Board of Directors
Vacancies and newly created seats on the board of directors may only be filled by the board of directors. Subject to limitations contained in the Certificate of Incorporation, only the board of directors may determine the number of directors on the board of directors. The inability of stockholders to determine the number of directors or to fill vacancies or newly created seats on the board of directors makes it more difficult to change the composition of the board of directors, but these provisions promote a continuity of existing management.
Advance Notice Requirements
The Bylaws establish advance notice procedures with regard to stockholder proposals and nomination of candidates for election as directors to be brought before meetings of Baxter stockholders. These procedures provide that notice of such stockholder proposals and nominations must be timely given in writing to the corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at the principal executive offices of Baxter (a) in the case of proposals and nominations (other than nominations under our proxy access bylaw) proposed to be brought before an annual meeting, not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year and (b) in the case of nominations proposed to be brought before a special meeting called by the board of directors for the purpose of electing directors, not later than the close of business on the 10th day following the day on which notice of the special meeting was mailed or public disclosure of the date of meeting was made, whichever occurs first. The notice must contain certain information specified in the Bylaws.
Proxy Access
The Bylaws provide that eligible stockholders can nominate candidates for election to the board of directors if such stockholders comply with the requirements contained in our Bylaws within the designated time periods. Generally, under the proxy access provisions of our Bylaws, any stockholder (or group of up to 20 stockholders) who has continuously held of record for at least three years Net Long Shares (as defined below) representing 3% or more of our outstanding common stock may nominate up to two individuals or 20% of our board of directors, whichever is greater, as director candidates for election to the board of directors, and require us to include their nominees in our annual meeting proxy statement if the stockholders and nominees satisfy the requirements contained in our Bylaws. “Net Long Shares” is defined as the number of shares beneficially owned, directly or indirectly, by a stockholder that constitute such stockholder’s “net long position” as defined in Rule 14e-4 under the Exchange Act, subject to certain exceptions in our Bylaws. These procedures provide that notice of these nominees must be timely given in writing to the corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at the principal executive offices of Baxter no earlier than the close of business 150 calendar days and no later than the close of business 120 calendar days before the first anniversary of the date of our proxy statement in connection with the previous year’s annual meeting. The notice must contain certain information specified in the Bylaws.
Special Meetings of Stockholders
The Bylaws provide that special meetings of the stockholders may be called by the board of directors, the chair of the board of directors, the chief executive officer or the corporate secretary upon receipt of a request in proper written form from one or more stockholders who have continuously held of record for at least one year Net Long Shares representing at least 15% of our outstanding common stock entitled to vote at the meeting. The Bylaws also impose certain procedural requirements on stockholders seeking to request a special meeting, including requirements related to the information that must be included in any special meeting request and the timing of such requests in order to prevent duplicative or unnecessary meetings.
Stockholder Action By Written Consent
The Certificate of Incorporation permits any stockholder action required or permitted to be taken by a vote of the stockholders at an annual or special meeting to be taken without a meeting, without prior notice and without a vote if written consents setting forth the action so taken and signed by the holders of record of the outstanding shares of our common stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted are delivered to Baxter in accordance with the procedures set forth in the Certificate of Incorporation and applicable law. The Certificate of Incorporation imposes certain procedural requirements and limitations on stockholders seeking to authorize a stockholder action by written consent, including a requirement that a stockholder of record must first submit a written request to have the board of directors fix a record date for such action that is signed by one or more stockholders who have continuously held of record for at least one year Net Long Shares representing at least 25% of our outstanding common stock entitled to vote on the matter as well as other requirements related to timing, subject matter, the manner of solicitation and delivery and effectiveness of written consents.
Amendment of Certificate of Incorporation and Bylaws
Our Certificate of Incorporation may be amended pursuant to Section 242 of the DGCL. Our Bylaws may be amended (a) by the board of directors by the affirmative vote of a majority of directors present at any meeting of the board of directors at which a quorum is present or by unanimous written consent in lieu of a meeting or (b) by stockholders by the affirmative vote of a majority of shares present in person or by proxy and entitled to vote on the matter at any annual or special meeting of the stockholders at which a quorum is present or in accordance with the procedures for stockholder action by written consent.
Blank Check Preferred Stock
The Certificate of Incorporation provides for 100,000,000 authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable the board of directors to render more difficult or to discourage an attempt to obtain control of Baxter by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal is not in the best interests of Baxter or otherwise determines it is in the best interests of Baxter to issue preferred stock, the board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, the Certificate of Incorporation grants the board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock, as dividends payable to preferred stockholders are typically senior to those that may be declared on shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deterring or preventing a change in control. The board of directors currently does not intend to seek stockholder approval prior to any issuance of shares of preferred stock, unless otherwise required by law.
Listing
Our common stock is listed on the New York Stock Exchange and trades under the symbol “BAX.”
Transfer Agent
The transfer agent for our common stock is Computershare Trust Company, N.A.
We will distribute a prospectus supplement with regard to each issue of common stock. Each prospectus supplement will describe the specific terms of the common stock offered through that prospectus supplement.
Preferred Stock
Under our Certificate of Incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series. To establish a series of preferred stock, our board of directors must set the terms thereof. We may sell shares of our preferred stock, no par value, in one or more series. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the liquidation preference of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will list the preferred stock on a securities exchange and any other specific terms of the series of preferred stock.

DESCRIPTION OF DEBT SECURITIES
The debt securities will be issued under the indenture, dated as of July 29, 2021, between us and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee, as subsequently supplemented. We have summarized selected provisions of the indenture and the debt securities below. This summary is not complete and is qualified in its entirety by reference to the indenture. The indenture is incorporated by reference as an exhibit to the registration statement relating to this prospectus and you should refer to the indenture for provisions that may be important to you. For purposes of this summary, the terms “we,” “our,” “ours” and “us” refer only to Baxter and not to any of our subsidiaries.
You should carefully read the summary below, the applicable prospectus supplement and the provisions of the indenture (supplemented, as applicable) before investing in our debt securities.
General
We may issue debt securities at any time and from time to time in one or more series without limitation on the aggregate principal amount. The indenture gives us the ability to reopen a previous issue of a series of debt securities and issue additional debt securities of the same series. We will describe the particular terms of each series of debt securities we offer in a supplement to this prospectus. If any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus. The terms of our debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
Unless otherwise indicated in the prospectus supplement, principal of, premium, if any, and interest on the debt securities will be payable, and the transfer of debt securities will be registrable, at any office or agency maintained by Baxter for that purpose. The debt securities will be issued only in fully registered form without coupons and, unless otherwise indicated in the applicable prospectus supplement, in denominations of $1,000 or integral multiples thereof. No service charge will be made for any registration of transfer or exchange, redemption or repayment of the debt securities, but Baxter may require you to pay a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.
Terms
We will describe the specific terms of the series of debt securities being offered in a supplement to this prospectus. These terms will include some or all of the following:
•the title of the debt securities;
•any limit on the aggregate principal amount of the debt securities;
•the date or dates on which the principal and premium, if any, of the debt securities will be payable or the method used to determine those dates;
•any interest rate on the debt securities, any date from which interest will accrue, any interest payment dates and regular record dates for interest payments, or the method used to determine any of the foregoing;
•any foreign currency, currencies or currency units in which payments on the debt securities will be payable and the manner for determining the equivalent amount in U.S. currency;
•any provisions for payments on the debt securities in one or more currencies or currency units other than those in which the debt securities are stated to be payable;
•any provisions that would determine payments on the debt securities by reference to an index, formula or other method;

•the place or places where payments on the debt securities will be payable, the debt securities may be presented for registration of transfer or exchange, and notices and demands to or upon us relating to the debt securities may be made;
•any provisions for redemption of the debt securities;
•any provisions that would allow or obligate us to redeem, purchase or repay the debt securities prior to their maturity pursuant to any sinking fund or analogous provision or at the option of the holder;
•the terms of any right to convert or exchange the debt securities, either at our option or at the option of the holder, into or for shares of our common stock or other securities or property;
•the denominations in which we will issue the debt securities, if other than denominations of $1,000 and any integral multiple of $1,000;
•the portion of the principal amount of the debt securities that will be payable if the maturity of the debt securities is accelerated, if other than the entire principal amount;
•the applicability of the provisions described below under “—Satisfaction and Discharge” or such other means of satisfaction or discharge;
•any variation of the defeasance and covenant defeasance sections of the indenture and the manner in which our election to defease the debt securities will be evidenced, if other than by a board resolution;
•the appointment of any paying agents for the debt securities, if other than the trustee;
•if varying from the description herein, whether we will issue the debt securities in the form of temporary or permanent global securities, the depositories for the global securities and provisions for exchanging or transferring the global securities;
•any deletion from or addition to or change in the events of default for the debt securities and any change in the rights of the trustee or the holders of the debt securities arising from an event of default including, among others, the right to declare the principal amount of the debt securities due and payable;
•any deletion from or addition to or change in the covenants in the indenture;
•any restriction or condition on the transferability of the debt securities;
•any subordination provisions and related definitions in the case of debt securities that are subordinated in right of payment to the prior payment of any other indebtedness;
•any additions or changes to the indenture necessary to issue the debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons; and
•any other terms of the debt securities consistent with the indenture.
Any limit on the maximum total principal amount for any series of the debt securities may be increased by resolution of our board of directors. We may sell the debt securities, including original issue discount securities, at a substantial discount below their stated principal amount. If there are any special United States federal income tax considerations applicable to debt securities we sell at an original issue discount, we will describe them in the prospectus supplement. In addition, we will describe in the prospectus supplement any special United States federal income tax considerations and any other special considerations for any debt securities we sell that are denominated in a currency or currency unit other than U.S. currency.

Ranking
Unless otherwise indicated in the prospectus supplement, the debt securities offered by this prospectus will:
•be our general unsecured obligations,
•rank equally with all of our other unsecured and unsubordinated indebtedness, and
•with respect to the assets and earnings of our subsidiaries, effectively rank junior to all of the liabilities of our subsidiaries.
A substantial portion of our assets are owned through our subsidiaries, many of which have significant debt or other liabilities of their own which will be structurally senior to the debt securities. Unless otherwise indicated in the prospectus supplement, none of our subsidiaries will guarantee or have any obligations with respect to the debt securities. Therefore, Baxter’s rights and the rights of Baxter’s creditors, including holders of debt securities, to participate in the assets of any subsidiary upon any such subsidiary’s liquidation may be subject to the prior claims of the subsidiary’s other creditors.
Subject to compliance with the applicable requirements set forth in the indenture, we may discharge our obligations under the indenture with respect to our debt securities as described below under “—Defeasance and Covenant Defeasance.”
Optional Redemption
Unless otherwise indicated in the prospectus supplement, the debt securities will be redeemable in whole or in part, at the option of Baxter, at any time at a redemption price set forth in the prospectus supplement to be determined at the time the debt securities are issued. Notice of any redemption will be mailed at least 10 days but not more than 60 days before the redemption date to each holder of debt securities to be redeemed. Unless a default occurs in payment of the redemption price, from and after the redemption date interest will cease to accrue on the debt securities or portions thereof called for redemption.
Certain Covenants
Restrictions on the Creation of Secured Debt. Unless otherwise indicated in the prospectus supplement, Baxter will not, and will not cause or permit any restricted subsidiary to, create, incur, assume or guarantee any indebtedness that is secured by a security interest in any principal facilities of Baxter or any restricted subsidiary or in shares of stock owned directly or indirectly by Baxter in any restricted subsidiary or in indebtedness for money borrowed by one of its restricted subsidiaries from Baxter or another of the restricted subsidiaries (“secured debt”) unless the debt securities then outstanding and any other indebtedness of or guaranteed by Baxter or such restricted subsidiary then entitled to be so secured is secured equally and ratably with or prior to any and all other obligations and indebtedness thereby secured, with exceptions as listed in the indenture. These restrictions do not apply to indebtedness secured by:
•any security interest on any property which is a parcel of real property at a manufacturing plant, a warehouse or an office building and which is acquired, constructed, developed or improved by Baxter or a restricted subsidiary, which security interest secures or provides for the payment of all or any part of the acquisition cost of the property or the cost of the construction, development or improvement of the property and which security interest is created prior to, at the same time as, or within 120 days after (i) in the case of the acquisition of property, the completion of the acquisition of the property and (ii) in the case of construction, development or improvement of property, the later to occur of the completion of such construction, development or improvement or the commencement of operation, use or commercial production of the property;
•any security interest on property existing at the time of the acquisition of such property by Baxter or a restricted subsidiary, which security interest secures obligations assumed by Baxter or a restricted subsidiary;

•any security interest arising from conditional sales agreements or title retention agreements with respect to property acquired by Baxter or any restricted subsidiary;
•security interests existing on the property or on the outstanding shares or indebtedness of a corporation or firm at the time the corporation or firm becomes a restricted subsidiary or is merged or consolidated with Baxter or a restricted subsidiary or at the time the corporation or firm sells, leases or otherwise disposes of its property as an entirety or substantially as an entirety to Baxter or a restricted subsidiary;
•security interests securing indebtedness of a restricted subsidiary to Baxter or to another restricted subsidiary;
•mechanics’ and other statutory liens arising in the ordinary course of business in respect of obligations which are not due or which are being contested in good faith;
•security interests arising by reason of deposit with, or the giving of any form of security to, any governmental agency which is required by law as a condition to the transaction of any business;
•security interests for taxes, assessments or governmental charges or levies not yet delinquent or security interests for taxes, assessments or governmental charges or levies already delinquent but which are being contested in good faith;
•security interests arising in connection with legal proceedings, including judgment liens, so long as the proceedings are being contested in good faith and, in the case of judgment liens, the execution has been stayed;
•landlords’ liens on fixtures located on premises leased by Baxter or a restricted subsidiary in the ordinary course of business;
•security interests arising in connection with contracts and subcontracts with or made at the request of the United States, any state of the United States, or any department, agency or instrumentality of the United States or any state of the United States;
•security interests that secure an obligation issued by the United States or any state, territory or possession of the United States or any of their political subdivisions or the District of Columbia, in connection with the financing of the cost of construction or acquisition of a principal facility or a part of a principal facility;
•security interests by reason of deposits to qualify Baxter or a restricted subsidiary to conduct business, to maintain self-insurance, or to obtain the benefits of, or comply with, laws;
•the extension of any security interest existing on the date of the indenture on a principal facility to additions, extensions or improvements to the principal facility and not as a result of borrowing money or the securing of indebtedness incurred after the date of the indenture; or
•any extension, renewal or refunding, or successive extensions, renewals or refundings, in whole or in part of any secured debt secured by any security interest listed above, provided that the principal amount of the secured debt secured thereby does not exceed the principal amount outstanding immediately prior to the extension, renewal or refunding and that the security interest securing the secured debt is limited to the property which, immediately prior to the extension, renewal or refunding, secured the secured debt and additions to the property.
For purposes of the indenture, “principal facilities” are any manufacturing plants, warehouses, office buildings and parcels of real property owned by Baxter or any restricted subsidiary, provided each such facility has a gross book value, without deduction for any depreciation reserves, in excess of 2% of Baxter’s consolidated net tangible assets other than any facility that is determined by Baxter’s board of directors to not be of material importance to the business conducted by Baxter and its subsidiaries taken as a whole. For purposes of the indenture, “consolidated net tangible assets” are the total amount of assets that would be included on Baxter’s consolidated balance sheet under U.S. generally accepted accounting principles after deducting all short-term liabilities and liability items, except for indebtedness payable more than one year from the date of incurrence and all goodwill, trade names, trademarks, patents, unamortized debt discount and unamortized expense incurred in the issuance of debt and other like intangibles, except for prepaid royalties.
Notwithstanding the limitations on secured debt described above, Baxter and any restricted subsidiary may create, incur, assume or guarantee secured debt, without equally and ratably securing the debt securities, provided that the sum of such secured debt and all other secured debt entered into after the date of the indenture, other than secured debt permitted as described in the bullet points above, does not exceed 15% of Baxter’s consolidated net tangible assets.
For purposes of the indenture, a “restricted subsidiary” is any corporation in which Baxter owns voting securities entitling it to elect a majority of the directors and which is either designated as a restricted subsidiary in accordance with the indenture or:
•existed as such on the date of the indenture or is the successor to, or owns, any equity interest in, a corporation which so existed;
•has its principal business and assets in the United States;
•the business of which is other than the obtaining of financing in capital markets outside the United States or the financing of the acquisition or disposition of real or personal property or dealing in real property for residential or office building purposes; and
•does not have assets substantially all of which consist of securities of one or more corporations which are not restricted subsidiaries.
Restrictions on Mergers, Consolidations and Transfers of Assets. Unless otherwise indicated in the prospectus supplement, Baxter will not consolidate with or merge into or sell, transfer or lease all or substantially all of its properties and assets to another person unless:
•in the case of a merger, Baxter is the surviving corporation; or
•the person into which Baxter is merged or which acquires all or substantially all of the properties and assets of Baxter expressly assumes the payment of principal of, and premium, if any, and interest on the debt securities and Baxter’s other obligations under the indenture.
Upon any of the consolidation, merger or transfer, the successor corporation will be substituted for Baxter under the indenture. The successor corporation may then exercise all of the powers and rights of Baxter under the indenture, and Baxter will be released from all of its obligations and covenants under the debt securities and the indenture. If Baxter leases all or substantially all of its assets, the lessee corporation will be the successor and may exercise all of the respective powers and rights under the indenture but Baxter will not be released from its obligations and covenants under the debt securities and the indenture.
Events of Default
The indenture defines an “event of default” with respect to any series of debt securities. Unless we inform you otherwise in the prospectus supplement, each of the following will be an event of default under the indenture for any series of debt securities:
•our failure to pay interest on any of the debt securities of that series when due, and continuance of the default for a period of 30 days;
•our failure to pay principal or premium, if any, on any of the debt securities of that series when due, whether at maturity or otherwise;
•default in the deposit of any sinking fund payment or payment under any analogous provision when due with respect to any of the debt securities of that series;

•our failure to perform, or our breach, of any covenant or warranty in the indenture in respect of that series, other than a covenant or warranty included in the indenture solely for the benefit of another series of debt securities, and continuance of that failure or breach, without that failure or breach having been cured or waived, for a period of 90 days after the trustee gives notice to us or, in the case of notice by the holders, the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series give notice to us and the trustee, specifying the default or breach;
•specified events involving our bankruptcy, insolvency or reorganization; or
•any other event of default we may provide for that series.
The indenture provides that, notwithstanding anything to the contrary therein, with respect to any default or event of default, the words “exists,” “is continuing” or similar expressions with respect thereto mean that the default or event of default has occurred and has not yet been cured or waived; provided that any court of competent jurisdiction may (x) extend or stay any grace period prior to when any actual or alleged default becomes an actual or alleged event of default or (y) stay the exercise of remedies by the trustee upon the occurrence of an actual or alleged event of default, in each case, in accordance with the requirements of applicable law. If any default or event of default occurs due to (i) our failure to take any action by a specified time, such default or event of default shall be deemed to have been cured at the time, if any, that we take such action or (ii) the taking of any action by us that is not then permitted by the terms of the indenture, such default or event of default shall be deemed to be cured on the earlier to occur of (x) the date on which such action would be permitted at such time to be taken under the indenture, including pursuant to an applicable amendment or waiver permitting such action, or otherwise and (y) the date on which such action is unwound or otherwise modified to the extent necessary for such revised action to be permitted at such time by the indenture (including after giving effect to any amendments or waivers).
Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement. An event of default under one series of debt securities does not necessarily constitute an event of default under any other series of debt securities. The indenture provides that, within 90 days after the occurrence of any default with respect to a series of debt securities, the trustee will send to all holders of debt securities of that series notice of the default, unless the default has been cured or waived. However, the indenture provides that the trustee may withhold notice of a default with respect to a series of debt securities, except a default in payment of principal, premium, if any, or interest, if any, if the trustee considers it in the best interest of the holders to do so. In the case of a default in the performance, or breach, of any covenant or warranty in the indenture or in respect of a series of debt securities, no notice will be given until at least 30 days after the occurrence of the default or breach. As used in this paragraph, the term “default” means any event which is, or after notice or lapse of time or both would become, an event of default with respect to a series of debt securities.
The indenture provides that if an event of default, other than an event of default relating to events of bankruptcy, insolvency or reorganization, with respect to a series of debt securities occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal of, and accrued and unpaid interest, if any, on, the debt securities in that series to be due and payable immediately. The indenture also provides that if an event of default relating to events of bankruptcy, insolvency or reorganization with respect to a series of debt securities occurs then the principal of, and accrued and unpaid interest, if any, on, all the debt securities of that series will automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of the debt securities. However, upon specified conditions, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may rescind and annul an acceleration of the debt securities of that series and its consequences.
A notice of event of default may not be given with respect to any action taken, and reported publicly or to holders, more than two years prior to such notice of event or default. Any notice of event of default, notice of acceleration or instruction to the trustee to provide a notice of event of default, notice of acceleration or to take any other action (a “Noteholder Direction”) provided by any one or more holders of the notes (other than a Regulated Bank) (each a “Directing Holder”) must be accompanied by a written representation from each such holder to Baxter and the trustee that such holder is not (or, in the case such holder is DTC or its nominee, that such holder is being instructed solely by beneficial owners that have represented to such holder that they are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to a notice of event of default shall be deemed repeated at all times until the resulting event of default is cured or otherwise ceases to exist or the notes are accelerated. In addition, each Directing Holder must, at the time of providing a Noteholder Direction, provide Baxter with such other information as Baxter may reasonably request from time to time in order to verify the accuracy of such Directing Holder’s Position Representation within five business days of request therefor (a “Verification Covenant”). In any case in which the holder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the notes in lieu of DTC or its nominee.
If, following the delivery of a Noteholder Direction, but prior to acceleration of the notes, Baxter determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the trustee an officers’ certificate stating that Baxter has initiated litigation in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation and seeking to invalidate any event of default that resulted from the applicable Noteholder Direction, the cure period with respect to such event of default shall be automatically stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter. If, following the delivery of a Noteholder Direction, but prior to acceleration of the notes, Baxter provides to the trustee an officers’ certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to such default shall be automatically stayed and the cure period with respect to any event of default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and remedy stayed pending satisfaction of such Verification Covenant. Any breach of the Position Representation shall result in such holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such holder, the percentage of notes held by the remaining holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio, with the effect that such event of default shall be deemed never to have occurred, acceleration shall be voided and the trustee shall be deemed not to have received such Noteholder Direction or any notice of such default or event of default.
Notwithstanding anything in the preceding two paragraphs to the contrary, any Noteholder Direction delivered to the trustee during the pendency of an event of default as the result of bankruptcy or similar proceedings shall not require compliance with the foregoing paragraphs. In addition, for the avoidance of doubt, the foregoing two paragraphs shall not apply to any holder that is a Regulated Bank.
For the avoidance of doubt, the trustee shall be entitled to conclusively rely on any Noteholder Direction, Position Representation, Verification Covenant, officers’ certificate or other document delivered to it pursuant to the foregoing paragraphs, shall have no duty to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant, verify any statements in any officers’ certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Regulated Banks, Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise and shall have no liability for ceasing to take any action or staying any remedy. The trustee shall have no liability to Baxter, any holder or any other person in acting in good faith on a Noteholder Direction or to determine whether any holder has delivered a Position Representation or that such Position Representation conforms with the indenture or any other agreement or whether or not any holder is a Regulated Bank.
Subject to the provisions of the Trust Indenture Act requiring the trustee, during the continuance of an event of default under the indenture, to act with the requisite standard of care, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities unless those holders have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities that may be incurred by taking such action.
Subject to this requirement, holders of a majority in aggregate principal amount of the outstanding debt securities of a series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture with respect to the debt securities of that series.

The indenture requires the annual filing with the trustee of a certificate signed by the principal executive officer, the principal financial officer or the principal accounting officer of Baxter that states whether Baxter is in default under the terms, provisions or conditions of the indenture.
Notwithstanding any other provision of the indenture, the holder of a debt security will have the right, which is absolute and unconditional, to receive payment of the principal of, and premium, if any, and interest, if any, on that debt security on the respective due dates for those payments and to institute suit for the enforcement of those payments, and this right will not be impaired without the consent of the holder.
For purposes of the event of default provisions of the notes, the following terms will be applicable:
“Approved Commercial Bank” means a commercial bank with a consolidated combined capital and surplus of at least $5 billion.
“Derivative Instrument” with respect to a person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such person or any affiliate of such person that is acting in concert with such person in connection with such person’s investment in the notes (other than a Screened Affiliate) is a party (whether or not requiring further performance by such person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the notes and/or the creditworthiness of Baxter (the “Performance References”).
“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.
“Net Short” means, with respect to a holder or beneficial owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of the (x) the value of its notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 International Swaps and Derivatives Association, Inc. Credit Derivatives Definitions) to have occurred with respect to Baxter immediately prior to such date of determination.
“Regulated Bank” means an Approved Commercial Bank that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board of Governors under 12 CFR part 211; (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii); or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction.
“Screened Affiliate” means any affiliate of a holder (i) that makes investment decisions independently from such holder and any other affiliate of such holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such holder and any other affiliate of such holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to Baxter or its subsidiaries, (iii) whose investment policies are not directed by such holder or any other affiliate of such holder that is acting in concert with such holder in connection with its investment in the notes, and (iv) whose investment decisions are not influenced by the investment decisions of such holder or any other affiliate of such holder that is acting in concert with such holders in connection with its investment in the notes.
“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

Modification and Waivers
The indenture permits Baxter and the trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of a series affected by a modification or amendment, to modify or amend any of the provisions of the indenture or of the debt securities or the rights of the holders of the debt securities under the indenture. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected by the modification or amendment, among other things:
•change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on the debt securities;
•reduce the principal of or premium, if any, on the debt securities or reduce the rate of interest on or the redemption or repurchase price of the debt securities;
•change any place where or the currency in which the principal of, any premium or interest on, any debt security is payable;
•impair a holder’s right to institute suit to enforce any payment on or after the stated maturity of the debt securities or, in the case of redemption, on or after the redemption date;
•reduce the percentage in principal amount of outstanding debt securities whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of the indenture or specified defaults under the indenture and their consequences;
•make certain modifications to the provisions for modification of the indenture and for certain waivers, except to increase the principal amount of outstanding debt securities necessary to consent to any such change; or
•make any change that adversely affects the right, if any, to convert or exchange any debt security for common stock or other securities in accordance with its terms.
The indenture also contains provisions permitting Baxter and the trustee, without the consent of the holders of the debt securities, to modify or amend the indenture, among other things:
•to convey, transfer, assign, mortgage or pledge to the trustee as security for the debt securities any property or assets which Baxter may desire;
•to evidence succession of another corporation to Baxter, or its successors, and the assumption by the successor corporation of the covenants, agreements and obligations of Baxter;
•to add covenants and agreements of Baxter to those included in the indenture for the protection of holders of debt securities and to make the occurrence of a default of any such covenants or agreements a default or an event of default permitting enforcement of the remedies set forth in the indenture;
•to add, delete or modify the events of default with respect to any series of debt securities, the form and terms of which are being established pursuant to such supplemental indenture;
•to prohibit the authentication and delivery of additional series of debt securities under the indenture;
•to cure any ambiguity, omission, mistake, defect or inconsistency;
•to make such other provisions in regard to matters or questions arising under the indenture as are not inconsistent with the provisions of the indenture or any supplemental indenture and do not adversely affect the interests of the holders of the debt securities in any material respect;
•to establish the form and terms of debt securities of any series issued under the indenture; or

•to evidence and provide for acceptance of appointment under the indenture by a successor trustee with respect to the debt securities of one or more series or to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee.
The holders of a majority in aggregate principal amount of the outstanding debt securities may waive our compliance with some of the restrictive provisions of the indenture. The holders of a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of debt securities, waive any past default under the indenture with respect to the debt securities and its consequences, except a default in the payment of the principal of, or premium, if any, or interest, if any, on the debt securities or a default in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security.
In order to determine whether the holders of the requisite principal amount of the outstanding debt securities have taken an action under the indenture as of a specified date:
•the principal amount of an “original issue discount security” that will be deemed to be outstanding will be the amount of the principal that would be due and payable as of that date upon acceleration of the maturity to that date;
•if, as of that date, the principal amount payable at the stated maturity of a debt security is not determinable, for example, because it is based on an index, the principal amount of the debt security deemed to be outstanding as of that date will be an amount determined in the manner prescribed for the debt security;
•the principal amount of a debt security denominated in one or more foreign currencies or currency units that will be deemed to be outstanding will be the U.S. dollar equivalent, determined as of that date in the manner prescribed for the debt security, of the principal amount of the debt security or, in the case of a debt security described in the two preceding bullet points, of the amount described above; and
•debt securities owned by us or any other obligor upon the debt securities or any of our or their affiliates will be disregarded and deemed not to be outstanding.
Satisfaction and Discharge
Upon the direction of Baxter, the indenture will cease to be of further effect with respect to any debt security specified, subject to the survival of specified provisions of the indenture, when:
•either: (i) all debt securities issued under the indenture, subject to exceptions, have been delivered to the trustee for cancellation; or (ii) all debt securities issued under the indenture have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year and Baxter has deposited with the trustee, in trust, funds in the currency in which the debt securities are payable, or direct or indirect obligations of the United States (“government obligations”) in an amount sufficient to pay the entire indebtedness on the debt securities including the principal, premium, if any, and interest, if any, to the date of the deposit, if the debt securities have become due and payable, or to the maturity or redemption date of the debt securities, as the case may be;
•Baxter has paid all other sums payable under the indenture with respect to the outstanding debt securities issued under the indenture; and
•the trustee has received each officer’s certificate and opinion of counsel called for by the indenture.
Defeasance and Covenant Defeasance
Baxter may elect with respect to the debt securities issued under the indenture either:
•to defease and be discharged from all of its obligations with respect to the outstanding debt securities (“defeasance”), except for, among other things,

•the obligation to register the transfer or exchange of the debt securities,
•the obligation to replace temporary or mutilated, destroyed, lost or stolen debt securities,
•the obligation to maintain an office or agency in respect of the debt securities, and
•the obligation to hold monies for payment in trust; or
•to be released from its obligations with respect to the debt securities under specified covenants in the indenture including those described under the heading “Certain Covenants — Restrictions on the Creation of Secured Debt,” and any omission to comply with those obligations will not constitute a default or an event of default with respect to the debt securities (“covenant defeasance”), in either case upon the irrevocable deposit by Baxter with the trustee, or other qualifying trustee, in trust for that purpose, of an amount in United States dollars or in such foreign currency in which the debt securities are specified as payable and/or government obligations which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay the principal, premium, if any, and interest, if any, on the due dates for those payments.
The defeasance or covenant defeasance described above will only be effective if, among other things:
•it will not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which Baxter is a party or is bound;
•in the case of defeasance, Baxter will have delivered to the trustee an opinion of independent counsel confirming that:
•Baxter has received from or there has been published by the Internal Revenue Service a ruling, or
•since the date of the indenture there has been a change in applicable United States federal income tax law, in either case to the effect that, and based on this ruling or change in law, the opinion of counsel will confirm that the holders of the debt securities then outstanding will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;
•in the case of covenant defeasance, Baxter will have delivered to the trustee an opinion of independent counsel to the effect that the holders of the debt securities then outstanding will not recognize income, gain or loss for United States federal income tax purposes as a result of the covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;
•if the cash and/or government obligations deposited are sufficient to pay the principal of, and premium, if any, and interest, if any, with respect to the debt securities provided the debt securities are redeemed on a particular redemption date, Baxter will have given the trustee irrevocable instructions to redeem the debt securities on that date; and
•no event of default or event which with notice or lapse of time or both would become an event of default with respect to the debt securities will have occurred and be continuing on the date of the deposit into trust, and, solely in the case of defeasance, no event of default or event which with notice or lapse of time or both would become an event of default arising from specified events of bankruptcy, insolvency or reorganization with respect to Baxter will have occurred and be continuing during the period through and including the 91st day after the date of the deposit into trust.
In the event covenant defeasance is effected with respect to the debt securities and those debt securities are declared due and payable because of the occurrence of any event of default other than an event of default with respect to the covenants as to which covenant defeasance has been effected, which would no longer be applicable to the debt securities after covenant defeasance, the amount of monies and/or government obligations deposited with the trustee to effect covenant defeasance may not be sufficient to pay amounts due on the debt securities at the time of any acceleration resulting from that event of default. However, Baxter would remain liable to make payment of those amounts due at the time of acceleration.
Book-Entry Securities
Unless otherwise indicated in the prospectus supplement, the debt securities will be issued in the form of one or more fully registered global notes that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (“DTC”) and registered in the name of DTC or its nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. Global notes are not exchangeable for definitive note certificates except in the specific circumstances described below. For purposes of this prospectus, “Global Note” refers to the Global Note or Global Notes representing an entire issue of debt securities. So long as DTC, or its nominee, is the registered owner of a Global Note, DTC or the nominee, as the case may be, will be considered the sole owner or holder of such debt securities under the indenture.
Except as provided below, you will not be entitled to have debt securities registered in your name, will not receive or be entitled to receive physical delivery of debt securities in definitive form, and will not be considered the owner or holder thereof under the indenture.
Except as set forth below, a Global Note may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.
DTC has advised us that it is:
•a limited-purpose trust company organized under New York Banking Law;
•a “banking organization” within the meaning of the New York Banking Law;
•a member of the Federal Reserve System;
•a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
•a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.
DTC holds securities that its participants (“Direct Participants”) deposit with DTC and facilitates the post-trade settlement of transactions among Direct Participants in such securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.
Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security will be recorded on the Direct and Indirect Participants’ records. These beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of Direct and Indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee will not change the beneficial ownership of the debt securities. DTC has no knowledge of the actual beneficial owners of the debt securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such debt securities are credited, which may or may not be the beneficial owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the debt securities of a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such series to be redeemed.
In any case where a vote may be required with respect to the debt securities of any series, neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to such debt securities unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an omnibus proxy to Baxter as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the debt securities of the series are credited on the record date (identified in the listing attached to the omnibus proxy).
Principal and interest payments, if any, on the debt securities will be made to Cede & Co, as nominee of DTC, or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from Baxter or the trustee, on the applicable payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, Baxter or the trustee, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the trustee. Disbursement of payments from Cede & Co. to Direct Participants is DTC’s responsibility. Disbursements of payments to beneficial owners are the responsibility of Direct and Indirect Participants.
In any case where we have made a tender offer for the purchase of any debt securities, a beneficial owner must give notice through a participant to a tender agent to elect to have its debt securities purchased or tendered. The beneficial owner must deliver debt securities by causing the direct participants to transfer the participant’s interest in the debt securities, on DTC’s records, to a tender agent. The requirement for physical delivery of debt securities in connection with an optional tender or a mandatory purchase is satisfied when the ownership rights in the debt securities are transferred by Direct Participants on DTC’s records and followed by a book-entry credit of tendered debt securities to the tender agent’s DTC account.
We obtained the information in this section concerning DTC and DTC’s book-entry system from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.
If at any time DTC or any successor depository for the debt securities of any series notifies us that it is unwilling or unable to continue as the depository for the debt securities of such series, or if at any time DTC or such successor depository shall no longer be a clearing agency registered under the Exchange Act and any other applicable statute or regulation, we will be obligated to use commercially reasonable efforts to appoint another depository for the debt securities of such series. If another depository is not appointed within 90 days, definitive note certificates will be issued in exchange for the Global Note representing the debt securities of that series.
We may at any time in our sole discretion determine that the debt securities of any series shall no longer be represented by the Global Note, in which case definitive note certificates will be issued in exchange for the Global Note representing the debt securities of that series.

We have appointed U.S. Bank Trust Company, National Association to act as the security registrar and paying agent and to act as depositary custodian with respect to the Global Notes. We have authorized our agents and U.S. Bank Trust Company, National Association to act in accordance with a letter of representations entered into with the depositary.
Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.
Regarding the Trustee
U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, or any successor thereto, will serve as trustee under the indenture.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of our debt securities, shares of our preferred stock or shares of our common stock. The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. Warrants may be issued independently or together with our debt securities, shares of our preferred stock or shares of our common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.
Debt Warrants
The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including the following:
•the title of such debt warrants;
•the offering price for such debt warrants, if any;
•the aggregate number of such debt warrants;
•the designation and terms of the debt securities purchasable upon exercise of such debt warrants;
•if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;
•if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable;
•the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities or other property);
•the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;
•if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time;
•whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;
•information with respect to book-entry procedures, if any;
•the currency or currency units in which the offering price, if any, and the exercise price are payable;
•if applicable, a discussion of material United States Federal income tax considerations;
•the antidilution or adjustment provisions of such debt warrants, if any;
•the redemption or call provisions, if any, applicable to such debt warrants; and
•any additional terms of such debt warrants, including terms, procedures, and limitations relating to the exchange and exercise of such debt warrants.

Stock Warrants
The prospectus supplement relating to a particular issue of preferred stock or common stock warrants will describe the terms of such warrants, including the following:
•the title of such warrants;
•the offering price for such warrants, if any;
•the aggregate number of such warrants;
•the designation and terms of the preferred stock purchasable upon exercise of such warrants;
•if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security;
•if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable;
•the number of shares of common stock or preferred stock purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;
•the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;
•the currency or currency units in which the offering price, if any, and the exercise price are payable;
•if applicable, a discussion of material United States Federal income tax considerations;
•the antidilution provisions of such warrants, if any;
•the redemption or call provisions, if any, applicable to such warrants; and
•any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF UNITS
We may issue units comprising two or more securities described in this prospectus in any combination. The particular terms of the units will be described in the applicable prospectus supplement, including, to the extent applicable, the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately, any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units and whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION
We may sell the securities offered pursuant to this prospectus in any one or more of the following ways:
•directly to one or more purchasers;
•through agents;
•to or through underwriters, brokers or dealers; or
•otherwise through a combination of any of these methods of sale.
The distribution of the securities may be made from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to these prevailing market prices or at negotiated prices.
A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:
•the name or names of any underwriters, dealers, agents or direct purchasers and the amounts of securities underwritten or purchased by each of them, if any;
•the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;
•any delayed delivery arrangements;
•any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;
•any discounts or concessions allowed or reallowed or paid to dealers;
•any commission allowed or paid to agents;
•any securities exchanges on which the securities may be listed;
•the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and
•any other information we think is important.
Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If underwriters are used in the sale of the securities, they will acquire such securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.
We may sell securities directly or through agents we designate from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The prospectus supplement will set forth the conditions to these contracts and the commissions we must pay for solicitation of these contracts.
We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.
All securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.
In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.
These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.
Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Your prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business day after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than one scheduled business day after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

VALIDITY OF THE SECURITIES
The validity of the securities offered by this prospectus will be passed upon for us by Sullivan & Cromwell LLP, New York, New York.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Assessment of Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.